UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LIMONEIRA COMPANY

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2022 Notice of Annual Meeting
and Proxy Statement

Dear Fellow Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend via webcast the 2022 Annual Meeting of Stockholders (“Annual Meeting”) of Limoneira Company, a Delaware corporation (the “Company” or “Limoneira”). The meeting will be held on March 22, 2022, at 10:00 a.m. Pacific Time. Due to continuing concerns regarding the coronavirus (“COVID-19”) pandemic and to protect the well-being of our stockholders, Board of Directors, employees and other attendees, our Annual Meeting will be a virtual meeting conducted solely online via live webcast communication. This means that you will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting https://edge.media-server.com/mmc/p/d7o7c65g. There will be no in-person Annual Meeting. To participate in the Annual Meeting, registered stockholders will need the control number included on their proxy card and all other stockholders will need to follow the instructions that accompanied their proxy materials.

From our Board of Directors, to our over 400 employees, and everyone in between, our strong company culture and effective human capital management allowed us to navigate unprecedented societal and business challenges that continue even as of this writing in early 2022. We are extremely proud of our response to the COVID-19 pandemic with solutions to protect our employees that allowed us to continue operating as an essential business.

Limoneira is an agricultural and community development company rooted in rich history, heritage and tradition. We seek to not only maximize value for our customers and stockholders, but to enhance our legacy by employing sustainable practices in all aspects of operations including stewardship of both our natural and human resources. While in pursuit of our objectives, we adhere to the highest standards of integrity and fairness in our relationships with employees, customers, stockholders, suppliers and our community.

Enclosed please find our Notice of 2022 Annual Meeting of Stockholders and Proxy Statement, a proxy card and our annual report. The proxy statement contains important information about the business to be conducted at the Annual Meeting, the proposals we will consider and how you can vote your shares. Please be sure to carefully follow the instructions contained in these proxy materials.

Your vote is very important to us. We encourage you promptly to vote your shares by telephone, Internet or by completing, signing, dating and returning the enclosed proxy card, which contains instructions on how you would like your shares to be voted. Please submit your proxy regardless of whether you will attend the virtual Annual Meeting. This will help us ensure that your vote is represented at the Annual Meeting.

On behalf of the Board of Directors and the management of Limoneira Company, I extend our appreciation for your investment in Limoneira Company.

Sincerely,

Gordon E. Kimball
Chairperson of the Board of Directors

Notice of Annual Meeting of Stockholders
To Be Held Tuesday, March 22, 2022

Limoneira Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) will be held via live webcast on Tuesday, March 22, 2022 at 10:00 a.m., Pacific Time, or such later date or dates, as such Annual Meeting date may be adjourned.

The meeting can be attended via webcast by visiting https://edge.media-server.com/mmc/p/d7o7c65g. To participate in the Annual Meeting, registered stockholders will need the control number included on their proxy card and will need to follow the instructions that accompany their proxy materials. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying Proxy Statement:

•to elect four Class II directors to the Board of Directors, each to serve for a three-year term (“Proposal 1”);

•to vote on an advisory resolution to approve the compensation of the Named Executive Officers as disclosed in this proxy statement (“Proposal 2”)

•to ratify the appointment of Deloitte & Touche LLP to serve as the independent auditor for Limoneira Company for the fiscal year ending October 31, 2022 (“Proposal 3”);

•to approve the Limoneira Company 2022 Omnibus Incentive Plan (“Proposal 4”); and

•to consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR ALL the director nominees, FOR the advisory approval of the compensation of the Named Executive Officers, FOR the ratification of the independent auditor, and FOR the Limoneira Company 2022 Omnibus Incentive Plan.

Stockholders of record at the close of business on February 1, 2022, will be entitled to notice of, and to vote at, the Annual Meeting and at any subsequent adjournments or postponements. A list of these stockholders entitled to vote at the Annual Meeting will be available for inspection for 10 days preceding the Annual Meeting at our principal executive offices at 1141 Cummings Road, Santa Paula, California 93060. We will begin mailing the Notice of Annual Meeting, proxy statement and proxy card on or about February 15, 2022, to stockholders of record at the close of business on February 1, 2022.

To be sure that your shares are properly represented at the Annual Meeting, whether or not you attend via webcast, please promptly vote your shares either by telephone, Internet or by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed envelope. We must receive your proxy no later than 11:59 p.m. Pacific Time, on March 21, 2022.

Please carefully read the sections in the proxy statement on participating and voting at the Annual Meeting to ensure that you comply with these requirements.

By order of the Board of Directors.

Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary

Limoneira Company	i	2022 Proxy Statement

Limoneira Company	ii	2022 Proxy Statement

Limoneira Company	iii	2022 Proxy Statement

Except where the context indicates otherwise, “the Company,” “we,” “us” and “our” refer to Limoneira Company and its wholly owned subsidiaries. References to “stockholders” refer to stockholders of Limoneira Company.

(This page intentionally left blank)

Limoneira Company	1	2022 Proxy Statement

Proxy Statement for Annual Meeting of Stockholders

LIMONEIRA COMPANY
1141 Cummings Road
Santa Paula, California 93060

Proxy Statement for Annual Meeting of Stockholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Limoneira Company, a Delaware corporation (the “Company” or “Limoneira”), for the 2022 Annual Meeting of Stockholders, to be held via webcast on Tuesday, March 22, 2022, at 10:00 a.m., Pacific Time. We refer to the 2022 Annual Meeting of Stockholders as the “Annual Meeting.” The Notice of Annual Meeting, proxy statement and proxy card are first being mailed or provided to stockholders on or about February 15, 2022.

ANNUAL MEETING OF STOCKHOLDERS	Time and Date10:00 a.m. Pacific Time, March 22, 2022
Record DateFebruary 1, 2022

Purpose of Meeting

As described in more detail in this proxy statement, the Annual Meeting is being held for the following purposes:

Proposal		Board of Directors Vote Recommendation	Page Reference
1.	to elect four Class II directors to the Board of Directors, each to serve for a three-year term (“Proposal 1”);	FOR	Page 12
2.	to vote on an advisory resolution to approve the compensation of the Named Executive Officers as disclosed in this proxy statement (“Proposal 2”);	FOR	Page 39
3.	to ratify the appointment of Deloitte & Touche LLP to serve as the independent auditor for Limoneira Company for the fiscal year ending October 31, 2022 (“Proposal 3”);	FOR	Page 40
4.	to approve the Limoneira Company 2022 Omnibus Incentive Plan (“Proposal 4”); and	FOR	Page 46
5.	to consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Limoneira Company	2	2022 Proxy Statement

Questions and Answers About Attending and Voting
at the Annual Meeting

Computershare Trust Company, N.A. (“Computershare”) has been selected as our inspector of election. As part of its responsibilities, Computershare is required to independently verify that you are a stockholder of the Company eligible to participate in the Annual Meeting and to determine whether you may vote at the Annual Meeting. Therefore, it is very important that you follow the instructions below to participate in the Annual Meeting.

Where and when will the meeting be held?

This year’s meeting will be held on March 22, 2022, and will begin at 10:00 a.m., Pacific Time. The Annual Meeting will be held only by means of a live webcast.

What if I wish to attend the meeting?

We will host the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at https://edge.media-server.com/mmc/p/d7o7c65g. The webcast will start at 10:00 a.m., Pacific Time, on March 22, 2022. Until the voting is announced to be closed, stockholders may vote while connected to the Annual Meeting on the Internet.

Instructions on how to connect and participate in the Annual Meeting, including how to demonstrate proof of ownership of our common shares, are posted at https://edge.media-server.com/mmc/p/d7o7c65g If you do not have your control number that is printed in the box marked by the arrow on your proxy card (if you received a printed copy of the proxy materials), you will need to enter as a guest and will only be able to listen to the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

☑	a vote FOR ALL of the four nominees for director, each to serve for a three-year term (Proposal 1);
☑	a vote FOR the approval, on an advisory basis, of the compensation of Named Executive Officers (Proposal 2)
☑	a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending October 31, 2022 (Proposal 3); and
☑	a vote FOR the approval of the Limoneira Company 2022 Omnibus Incentive Plan (Proposal 4).

The stockholders will also consider and act on any other matters as may properly come before the meeting, or any adjournment or postponement thereof.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record of our common stock at the close of business on February 1, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 1,700,038 shares of common stock outstanding and entitled to vote, 14,790 shares of Series B Convertible Preferred Stock outstanding and entitled to vote and 9,300 shares of Series B-2 Convertible Preferred Stock outstanding and entitled to vote, held by approximately 5,400 beneficial holders. Holders of our common stock and Series B-2 Convertible Preferred Stock are entitled to one vote per share while holders of our Series B Convertible Preferred Stock are entitled to ten votes per share.

How do I participate in the Annual Meeting?

To attend the Annual Meeting, log in at https://edge.media-server.com/mmc/p/d7o7c65g. If you do not have your unique control number that is printed in the box marked by the arrow on your proxy card (if you received a printed copy of the proxy materials), you will only be able to listen to the Annual Meeting.

Limoneira Company	3	2022 Proxy Statement

If I am a stockholder of record of common stock, how do I vote?

If your shares of common stock are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and you may cast your vote by any one of the following ways:

By Telephone: Call 1-800-652-8683: You can use any touch-tone telephone to transmit your voting instructions up until voting is announced to be closed during the Annual Meeting. Have your proxy card in hand when you call and follow the instructions..

Over the Internet: Go to www.investorvote.com/LMNR. You can use the Internet 24 hours a day to transmit your voting instructions until voting is announced to be closed during the Annual Meeting. Have your proxy card in hand when you access the website and follow the instructions.

By Mail: You may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Proxy Services, C/O Computershare Investor Services, PO Box 505008, Louisville, KY 40233-9814 to be received by 11:59 p.m., Pacific Time, on March 21, 2022.

During the Meeting: The Annual Meeting will be a virtual only meeting and can be accessed on the Internet at https://edge.media-server.com/mmc/p/d7o7c65g. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting virtually and voting online during the Annual Meeting and revoking an earlier-submitted proxy in accordance with the process outlined below under the heading “What if I want to change or revoke my vote?”

If you received a proxy card in the mail but choose to vote by telephone or Internet, you do not need to return your proxy card.

When properly completed, a proxy will ensure that your shares are voted as you direct. To ensure that your vote is represented at the Annual Meeting, we strongly encourage you to complete a proxy regardless of whether you plan to participate in the Annual Meeting.

YOU MAY VOTE BY PHONE OR INTERNET UNTIL VOTING IS ANNOUNCED TO BE CLOSED DURING THE ANNUAL MEETING. IF WE DO NOT RECEIVE YOUR PAPER PROXY CARD BY 11:59 P.M., PACIFIC TIME, ON MARCH 21, 2022, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU PARTICIPATE IN THE ANNUAL MEETING VIA WEBCAST, YOUR VOTE WILL NOT BE REPRESENTED.

If I am a beneficial owner of shares of common stock held in street name, how do I vote?

If you hold your shares in street name, your bank, broker or its appointed agent is forwarding these proxy materials to you. You should also have received a voting instruction form or a notice containing voting instructions from your bank or broker. We strongly encourage you to promptly complete the voting instruction form and follow the voting instructions in the notice to ensure that your vote is counted. Your bank or broker will vote your shares as you instruct on the voter instruction card.

If your shares are held in street name, you must register in advance to participate in the virtual Annual Meeting. To register to participate in the Annual Meeting, you must submit proof of your proxy power (legal proxy) reflecting your Limoneira holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Pacific Time, on March 17, 2022. Requests for registration by email may be made by forwarding the email from the organization who holds your shares, or attaching an image of your legal proxy and emailing it to legalproxy@computershare.com. Requests for registration by mail should be sent to Computershare, Attn: Legal Proxy, P.O. Box 505000, Louisville, KY 40233.

What does it mean to vote by designated proxies?

The persons who are the designated proxies will vote as you direct in your proxy or voter instruction card. Please note that proxies returned without voting directions, and without specifying a proxy to attend the Annual Meeting and vote on your behalf, will be voted by the proxies designated by our Board in accordance with the recommendations of our Board.

Limoneira Company	4	2022 Proxy Statement

What if I want to change or revoke my vote?

You may revoke or change your proxy any time before the Annual Meeting by:

•Submitting your vote at a later time via the Internet or telephone prior to the Annual Meeting;

•Submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or

•Providing notice in writing before the meeting to: Mark Palamountain, Chief Financial Officer, Treasurer and Corporate Secretary, Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060 or by facsimile to (805) 525-8211.

What if I submit a proxy without giving specific voting instructions?

If you properly submit a proxy without giving specific voting instructions, the individuals named as proxies on the proxy card will vote your shares:

•FOR the election of the four Class II nominees for Director;

•FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers;

•FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending October 31, 2022;

•FOR the approval of the Limoneira Company 2022 Omnibus Incentive Plan; and

•in accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the Annual Meeting.

Will my shares be voted if I do not provide my proxy?

If you are a registered stockholder and do not submit a proxy, you must attend the meeting via webcast in order to vote your shares up until voting is announced to be closed at the Annual Meeting. If you hold shares in “street name,” your shares may be voted with respect to discretionary matters even if you do not provide voting instructions to your bank or broker but will not be voted with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, shares not voted are treated as “broker non-votes.” The proposals to elect directors (Proposal 1), to vote on an advisory resolution to approve the executive compensation (Proposal 3) and to approve the Limoneira Company 2022 Omnibus Incentive Plan (Proposal 4) are considered non-discretionary items; therefore, you must provide instructions in order to have your shares voted on these matters.

What constitutes a quorum, permitting the meeting to conduct its business?

The presence at the Annual Meeting, participating in-person via webcast or by proxy, of holders of a majority of the issued and outstanding shares of common stock entitled to vote as of the Record Date is considered a quorum for the transaction of business. If you attend the Annual Meeting to vote in person via webcast or submit a properly completed proxy by mail, by telephone or via the internet, your shares of common stock will be considered part of the quorum.

Shares represented by proxies that are marked “Abstain” or “Withhold” will be counted as shares present for purposes of determining the presence of a quorum. Shares of stock entitled to vote that are represented by broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner.

If the persons present or represented by proxies at the Annual Meeting do not constitute a quorum, we will postpone the Annual Meeting to a later date.

How many votes are needed to approve a proposal?

For the proposal to elect four directors (Proposal 1), each director nominee receiving a plurality of the votes cast at the Annual Meeting will be elected as a director. Stockholders shall be permitted to cumulate votes for the election of directors.

The proposal to approve, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 2), the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022 (Proposal 3), and the proposal to approve the Limoneira Company 2022 Omnibus Incentive Plan (Proposal 4), each require the affirmative vote of a majority of the shares present or participating by proxy and entitled to vote at the Annual Meeting to be approved.

Limoneira Company	5	2022 Proxy Statement

Computershare, the proxy tabulator and inspector of election appointed for the Annual Meeting, will tabulate all votes. Computershare will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

How is the solicitation being made?

We, the Company, are making this solicitation and as such, the cost of solicitation of proxies will be borne by us. Our directors, officers, and employees may make solicitation, personally or by telephone, email or fax. The Notice and the Proxy Materials will be distributed to beneficial owners of common stock through brokers, custodians, nominees and other like parties, and we expect to reimburse such parties for their charges and expenses.

We may supplement the original solicitation of proxies by mail with solicitation by telephone, and other means by directors, officers and/or employees of the Company. We will not pay any additional compensation to these individuals for any such services.

What should I do if I have questions?

If you have any questions or require any assistance with voting your shares of common stock please contact via mail directed to our corporate headquarters located at: Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060, attention: Mark Palamountain, Chief Financial Officer, Treasurer and Corporate Secretary, or by facsimile to (805) 525-8211.

Limoneira Company	6	2022 Proxy Statement

Fiscal Year Highlights

Business Performance/Fiscal Year Achievements

We are equal partners in a joint venture with The Lewis Group of Companies (“Lewis”) for the residential development of our East Area I real estate development project. To consummate the transaction, we formed Limoneira Lewis Community Builders, LLC (“LLCB”) as the development entity. The first phase of the project broke ground to commence mass grading in November 2017. LLCB has closed on lot sales representing 586 units from inception through October 31, 2021, including 232 units in fiscal year 2021. For further information see Note 7 – Real Estate Development of the notes to consolidated financial statements included in our fiscal year 2022 Annual Report on Form 10-K.

In December 2020, we received $5.0 million of federal income tax refunds related to the Coronavirus Aid Relief and Economic Security Act (“CARES Act”) and received an additional $0.9 million of California state refunds in the third quarter of fiscal year 2021.

In June 2021, we entered into an agreement, effective March 1, 2021, to sell and license certain assets of Trapani Fresh to our 49% partner in the joint venture, FGF Trapani (“FGF”). These assets consist of packing supplies and certain intangible assets related to the packing, marketing, and selling business of Trapani Fresh. The total consideration to be received is approximately $3.9 million over an 8-year term in 16 equal installments. There was no material gain or loss recognized on the transaction. In August 2021, we entered into several additional agreements whereby the additional 25% interest in Finca Santa Clara (“Santa Clara”) was transferred into the trust resulting in the trust now holding a 100% interest in Santa Clara. Trapani Fresh owns and operates the 1,200-acre Santa Clara ranch and now sells the lemons it grows to FGF, who packs, markets, and sells the fruit to its customers. As a result of this transaction, Trapani Fresh now recognizes lemon revenues at the market price, less packinghouse charges to harvest, pack and market the fruit.

In June 2021, we entered into a Master Loan Agreement (the “MLA”) with Farm Credit West, PCA (the “Lender”) dated June 1, 2021, together with a revolving credit facility supplement (the “Revolving Credit Supplement”), a non-revolving credit facility supplement (the “Non-Revolving Credit Supplement,” and together with the Revolving Credit Supplement, the “Supplements”) and an agreement to convert to fixed interest rate (“Fixed Interest Rate Agreement”). The MLA governs the terms of the Supplements. The MLA amends and restates the previous Master Loan Agreement between our Company and the Lender, dated June 19, 2017 and extends the principal repayment to July 1, 2026.

In July 2021, we entered into a non-binding letter of intent to sell approximately 25 acres of our East Area II property in five staged purchases to an investment company for the purpose of constructing a medical campus consisting of medical office buildings and an acute care hospital. Completion of the transaction is subject to the execution of a purchase and sale agreement and resolution of certain contingencies.

In August 2021, we entered into an equipment finance agreement (the “FCW term loan”) with the Lender in the amount of $2.5 million and used the proceeds to pay off the Wells Fargo term loan. The FCW term loan has a fixed interest rate of 3.19% and is payable in monthly installments through September 2026.

In September 2021, the Board of Directors of our Company approved a share repurchase program authorizing us to repurchase up to $10.0 million of our outstanding shares of common stock through September 2022. No shares have been repurchased under this program as of the date of this Proxy Statement.

On December 14, 2021, we declared a cash dividend of $0.075 per common share paid on January 14, 2022, in the aggregate amount of $1.3 million to stockholders of record as of December 27, 2021.

Limoneira Company	7	2022 Proxy Statement

Environmental, Social and Governance Highlights

Our Mission Statement

“Limoneira is an agricultural and community development company which, based upon its rich heritage and traditions, seeks to not only maximize value for its customers and stockholders, but to enhance its legacy by employing sustainable practices in all aspects of operations including stewardship of both its natural and human resources.”

For 129 years, Limoneira Company has contributed to society in many ways by taking care of our employees and their families, being a good neighbor in our local communities, and operating our business in an ethical, environmentally responsible and socially inclusive manner. Our progress is not only measured by dollars, but in the lives we touch and the communities we lift. Limoneira recognizes the increased emphasis by stockholders, business partners and other key constituents in recent years on environmental, social and governance (“ESG”) sustainability programs.

We are continuing to make both financial and human capital investments relating to sustainability stewardship. It starts with cohesive teams that are collaborative, inclusive, and diverse, and that are aligned around our mission statement and philosophy. More important than setting ambitious goals is achieving them. Leaders are responsible for embedding these targets throughout their operations and are held accountable for progress and ultimately the achievement of our targets including through the annual compensation process.

If 2021 taught us anything, it is that society and our industry will continue to face new challenges. Limoneira is committed to being a catalyst for positive change and we continue to view these challenges as an opportunity to create a better future. In short, we believe we can do well by doing good sustainable things.

The Company is committed to improved reporting around these and other programs that impact ESG visibility. The Company has an executive-led cross-functional team (the “ESG Group”) that includes representation from our Board, senior management, human resources, compliance and operations. The ESG Group has been tasked with taking meaningful steps to establish a series of short-term and long-term goals that demonstrate our commitment to further improvement.

Governance:

We are focused and committed to upholding strong governance practices to protect the interests of and create long-term value for our investors, supply chain, customers, employees and communities.

Social:

We are committed to improving the lives of all our stakeholders by helping to provide access to our products and increasing the diversity of our workforce and Board of Directors.

Environment:

We are dedicated to practices that strengthen our business while reducing negative environmental impact.

We have a long history of strong commitment to being an ethical and responsible company acting with integrity and respect for each other, our communities, and the environment. The Nominating and Corporate Governance Committee of our Board is tasked with the responsibility for overseeing our ESG and sustainability programs and practices, including considering potential long- and short-term trends and impacts that environmental and social responsibility and sustainability issues may have related to our business. The chairperson of our Nominating and Corporate Governance Committee is a seasoned ESG professional who provides guidance to our Board as well as the ESG Group. The Director of Compliance & Business Development, also a member of our Board, leads our ESG initiatives.

Limoneira Company	8	2022 Proxy Statement

Social Responsibility

Limoneira is committed to protecting the human rights, safety and dignity of the people who contribute to the success of our business. We also seek to support the welfare of the people who produce, process and harvest the products we sell. Limoneira has a Social Responsibility Committee with representation from our Board, senior management, compliance, human resources and operations.

Limoneira’s overall culture emphasizes the health and safety of our employees and the customers we serve. Our Take a Healthy Stand™ campaign showcases the many ways lemons can play a role in helping to alleviate serious health issues and our free Nature’s Pharmacy™ app links items found in the produce section of local grocery stores to related health benefits. Our Take A Healthy Stand™ educational campaign is supported by research from the National Institute of Health and other objective organizations. Recipes, tips & tricks are developed for Limoneira by Megan Roosevelt, a registered dietitian nutritionist and founder of Healthy Grocery Girl®. Reputable outsides sources are also used for additional recipes, tips & tricks.

Further, Limoneira supports the efforts of the Produce Marketing Association and the United Fresh Produce Association (collectively, the “Association”) to create an industry-wide framework for the responsible production and procurement of fresh fruit, vegetables and flowers. This mission is captured by the Association’s Ethical Charter on Responsible Labor Practices, of which Limoneira is one of many endorsers representing the fresh produce industry that includes growers, labor agencies, packers, distributors, foodservice operators, marketers and retailers. In addition, Limoneira has adopted its own Ethical Charter on Responsible Labor Practices (the “Charter”). The Charter includes but is not limited to: prohibiting the use of forced labor and child labor; preventing harassment, abuse and violence in the work environment; ensuring a non-discriminatory work environment; ensuring a safe and healthy work environment; permitting freedom of association and collective bargaining; providing at least the minimum wage and benefits required by law in locations where we and our suppliers do business; ensuring working hours do not exceed the maximum set by applicable law; and operating in strict compliance with all applicable laws. The Charter can be found on our website, www.limoneira.com, under the headings “Investor — Corporate Governance — Ethics and Other Policies.”

Supplier Code of Conduct

We established a Supplier Code of Conduct (“Supplier Code”) to protect the human rights and safety of our supply chain. We recognize and respect the cultural and legal differences found worldwide. In order to align with international standards, our Supplier Code is derived from the policies, standards, and conventions of the United Nations, including the principles related to human rights, labor standards, environment and anti-corruption included in the United Nations Global Compact. Limoneira also has a Policy on Human Rights and Labor (“Policy”). Our Policy and Supplier Code are global in scope and apply to all companies in our supply chain and their facilities, as well as our facilities and operations. The Policy can be found on our website, www.limoneira.com, under the headings “Investor — Corporate Governance — Ethics and Other Policies.”

Limoneira employs a risk-based approach with respect to audits (including environmental, social and governance audits) and seeking to confirm compliance with the Supplier Code. When such audits disclose the need for improvement, Limoneira requires suppliers to adopt corrective action plans and performs subsequent audits to determine progress. Limoneira also offers other capacity building services that improve management systems to address the root causes of alleged violations. Limoneira works with suppliers and/or their facilities to correct Supplier Code violations. Depending on the severity or lack of remediation of Supplier Code violations, Limoneira reserves the right to terminate our relationship and/or purchase orders with a supplier and/or their facility.

Limoneira continually educates our employees on the importance of our Policy and Supplier Code through updated training and in-person seminars to review the requirements and any changes. We also provide annual training for employees and management on the Company’s policies related to discrimination (age, race, sexual orientation, gender identity, and gender expression), ethics, corruption, safety as well as a variety of other factors.

Serving Our Communities

We have deep roots in our communities and each year we collaborate with and devote resources to many worthwhile entities that make our communities special places to live and work. Management and employees volunteer time and resources for various industry, community and non-profit organizations by serving on their boards and committees and staffing events. Our teams work together to raise awareness, generate resources and participate in events that resonate with our local teams, customers and community members. At the local level, some of these initiatives include Santa Paula

Limoneira Company	9	2022 Proxy Statement

Chamber of Commerce, Boys and Girls Club of Santa Clara Valley, Ventura County Food Safety Association, COLAB – Coalition of Labor Agriculture and Business, Students for Eco Education and Agriculture, California Women for Agriculture, Canyon Irrigation Company, and California Arizona Lemon Growers Association.

As part of our ongoing commitment to our communities, we sponsor many charities and events. We fund children’s agricultural education, college scholarships, health and human services, industry, community, cultural events and projects that make our communities more vibrant and sustainable. Limoneira also founded a federal credit union, which is housed onsite at our corporate office, to provide agricultural employees an opportunity to accumulate savings and create a source of credit. Harvest at Limoneira, our master-planned community, continues our long history of building, integrating and sustaining community to promote economic, social and cultural vitality in our community

Employee Engagement

At October 31, 2021, we had 268 employees, of which 98 were salaried and 170 were hourly. None of our employees are subject to a collective bargaining agreement. We believe that our relations with our employees are good.

Limoneira’s overall culture emphasizes the health and safety of our employees and the customers we serve. We strive to be a great place for our employees to work and live. We offer competitive pay and best-in-class benefits, including a 401k plan with matching contribution opportunities, comprehensive paid healthcare plans, wellness programs, and tuition reimbursement.

Limoneira has an Illness and Injury Prevention Plan (IIPP), a Safety Guide and conforms to and follows regulations and guidelines set forth by OSHA in our facilities and operations. Where the State’s guidelines, such as Cal OHSA, are different from the OSHA standard, Limoneira adheres to the more restrictive standard. In response to the COVID-19 pandemic, we implemented, and continue to improve, appropriate safety measures in our facilities and locations.

Limoneira is committed to an environment where open and honest communications are the norm, not the exception. We encourage our team members to feel comfortable in approaching supervisors and management. By creating open channels of communication, we promote a positive work environment. An effective reporting system augments our efforts to foster a culture of integrity and ethical decision-making. We selected EthicsPoint, an independent third-party service, to provide us with an anonymous and confidential method for employees to voice their concerns and make reports of alleged misconduct.

Workforce Housing

We own and maintain over 250 residential housing units located in Ventura and Tulare Counties in California. We lease these housing units to employees, former employees and non-employees. Our residential units provide affordable housing to many of our employees, including our agribusiness employees. Employees live close to their work, which reduces traffic and commuting times. Many live onsite at our packinghouse operations and ranches in Santa Paula. This unique employment benefit helps us maintain a dependable, long-term employee base. We partner with some local schools to provide transportation for residents.

Environmental Conservation

We are dedicated to practices that strengthen our business while reducing negative environmental impact. We have a long-standing commitment to environmentally responsible operations and seek to continually improve sustainability throughout the life cycle of our products, including farming, harvest, production, operations, packaging and disposal.

Our business relies on the health of our planet and the well-being of our customers for its continued success. Given the importance of the land to our business, sustainability has always been integrated into our business strategy. Sustainability involves several complex interactions and relationships that intersect, such as the planet, and our communities, employees and business practices. We are building on our history of quality in all that we do and are developing a new environmental impact program with metrics and reporting standards.

We engaged third-party consultants for sustainability risk management and are working to quantify the impact of actual farm practices by using evidence-based measurements. This data will provide more depth to decision-making. The project will include Limoneira’s key performance indicators including soil health, nutrient management, resource efficiency, biodiversity, water quality and quantity, energy and carbon.

Limoneira Company	10	2022 Proxy Statement

We have an Environmental Policy and are committed to the guiding principles of the policy:

•compliance with all applicable environmental regulations;

•training of staff on our environmental programs and empowering them to contribute and participate;

•prevention of pollution whenever and wherever possible;

•clear communication of environmental commitments and efforts to our supply chain suppliers, staff, customers, investors and the communities in which we operate;

•conservation of natural resources through careful planning and efficient use of water, energy, and materials;

•waste minimization through source reduction, reuse, recycling, and composting;

•handling and disposing of waste through safe and environmentally sustainable methods;

•employing environmentally responsible practices when handling and disposing chemicals and hazardous materials, including wastewater and solid water generated from operations; and

•minimizing the generation of greenhouse gases, and the unintended release of substances that could cause harm to air, water, or land.

Solar

To reduce our energy use and related emissions contributing to climate change, we look for ways to decrease our reliance on fossil fuels and increase our use of renewable energy. Over the past few years, we invested in various renewable energy projects including solar energy.

Our solar program is generating clean energy and savings to our Company. We have implemented Tesla’s 400kWh scalable energy storage system, which reduces energy costs, improves reliability for demand charges and shifts energy use from peak to off peak times. This enables us to generate 50% of the energy the Company consumes and we have a goal of being 100% self-powered by 2026.

Landfill and Recycling

Landfill gases have an influence on climate change. The major components of landfill gasses are carbon dioxide and methane, both of which are greenhouse gasses. Methane is over 25 times more detrimental to the atmosphere than carbon dioxide. We recognize that we have an important role to play in reducing greenhouse gas emissions to protect the health of our planet today and for the benefit of future generations. Our 10-acre recycling facility on Limoneira property receives over 200 tons a day of organic green waste that would otherwise be transported to landfills. The end-product produced at this facility helps us, and other growers, to significantly reduce the use of water, herbicides and fertilizers. Our approach not only reduces the environmental impacts of food waste going to landfills and releasing toxins and greenhouse gases, but also helps communities’ access healthy fruits and vegetables.

Limoneira instituted a corporate recycling program in the early 2000’s. The following items are recycled: cardboard, paper, magazines, newspapers, glass containers, plastic bottles and metal containers.

Water

Limoneira is particularly sensitive to water usage, and is committed to reducing the harm caused by water over-usage. To that end, the Company is committed to actively reducing its water use, assessing water risks where it operates, implementing water stewardship in all operations, and working with stakeholders in shared watersheds.

We understand the importance of maintaining the balance between water demand and supply. We consider how water scarcity affects our operations, as well as the impact we have on the water resources we share with the communities in which we operate. Our farms, employees and local communities all depend on safe and clean water to thrive; our growers rely on clean water to produce healthy crops; and our facilities need clean water to prepare our produce for consumption. Limoneira takes important steps to protect this valuable resource. Farming practices at Limoneira leverage innovative technologies to drive water use efficiency and work proactively to prevent potential negative impacts on community water resources.

Limoneira Company	11	2022 Proxy Statement

Water quality and supply is maintained through rigorous lab testing, filtration systems, and a network of micro sprinklers. Water probes are part of our innovative water management practices. Soil moisture probes measure volumetric water content and are connected to data loggers utilized in the irrigation control system. Soil moisture stations log water data and send it to a main controller. The amount of fertilizer in the water at certain depths is also monitored. Moisture sensors can determine when orchards are at full water holding capacity, thus reducing run off and wasted water. Limoneira’s new natural wastewater system uses patented technology that has a series of gravity fed ponds that circulate and clean 30 million gallons of water annually using natural vegetation, local plants and fine gravels. Ultraviolet rays remove any bacteria in the water to achieve Title 22 of California’s Code of Regulations drinking water standards. This water is then used for landscape irrigation.

Furthermore, Limoneira supports Resolution 64/292 adopted by the United Nations General Assembly explicitly recognizing the human right to water and sanitation. Resolution 64/292 calls upon states and international organizations, like Limoneira, to provide safe, clean, assessable and affordable drinking water and sanitation for all.

Integrated Pest Management

Limoneira was one of the founders of the Integrated Pest Management program in Ventura County. Pesticides, including herbicides, fungicides, and insecticides, are part of our Integrated Pest Management program. Biological, chemical, mechanical, and cultural indicators are also key components in Integrated Pest Management decision making. We have been working with Associates Insectary since 1928 to minimize the use of pesticides by releasing beneficial insects into orchards to control destructive agricultural pests.

Food Safety

Limoneira is committed to providing safe and wholesome produce to our customers. We have adopted and implemented a robust food safety plan that meets or exceeds industry food safety standards as well as adhering to the federally mandated Food Safety Modernization Act (Title 21 CFR Part 112 GAP & Part 117 GMP). Limoneira’s food safety commitment is built on a science-based plan offering transparency through an in-depth environmental monitoring program, pest control program, internal inspections as well as other key programs.

Limoneira is pleased to announce our products are annually certified to a Global Food Safety Initiative (GFSI) recognized Certification Program. We audit using the PrimusGFS scheme for Farming, Harvest Crews, and Packinghouse, as well as Global G.A.P Standards for our international Suppliers. We are proud to continually achieve superior ratings on these audits at our packinghouse facilities and farms, both domestically and internationally. Additionally, we require our suppliers to adhere to the current GFSI standards and support compliance.

Limoneira invests extensive time and resources developing comprehensive training programs for our employees. From the moment an employee is hired, they continue to receive ongoing, current and industry-specific food safety education relevant to job responsibilities. This training includes Hazard Analysis and Critical Control Points Training, pest control monitoring, incoming and outgoing product inspections, and additional job-specific training.

We maintain a robust traceability program. Key operators are trained on systems essential for proper traceability from each of our farms and suppliers. Each of our facilities holds periodic unannounced test to assess “real-time” system product traceability capabilities. This process brings visibility into the system and allows us to make continual improvements to the system and overall process.

Limoneira believes in continuous improvement and learning from government and industry mandates and changes to food safety, quality and traceability, which is why we are members and active supporters of various produce trade associations. We were one of founders and have an active leadership role of the Ventura County Food Safety Association.

Limoneira Company	12	2022 Proxy Statement

Corporate Governance

Proposal 1: Election of Directors

Board Structure

The Bylaws provide that the exact number of directors shall consist of not less than six and not more than 12 directors as fixed from time to time by resolution of a majority of the total number of directors that the Company would have if there were no vacancies. The Certificate of Incorporation divides the Board of Directors into three classes, each class serving for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. Our current 11 directors are divided among the three classes as follows:

•Class 1 Directors: Harold S. Edwards, John W. H. Merriman and Edgar A. Terry, and their terms will expire at the 2024 Annual Meeting;

•Class II Directors: Amy Fukutomi, Gordon E. Kimball, Jesus “Chuy” Loza, and Scott S. Slater and their terms will expire at the 2022 Annual Meeting; and

•Class III Directors: Elizabeth Blanchard Chess, Donald R. Rudkin, Robert M. Sawyer and Elizabeth Mora and their terms will expire at the 2023 Annual Meeting.

Limoneira Company	13	2022 Proxy Statement

Nominees for Election to the Board of Directors

The Board has nominated Ms. Amy Fukutomi and Messrs. Gordon E. Kimball, Jesus “Chuy” Loza and Scott S. Slater for re-election as Class II directors, each to serve a three-year term that expires at our 2025 Annual Meeting of Stockholders. All of the nominees have indicated a willingness to stand for re-election and to serve if re-elected. It is intended that the shares represented by the enclosed proxy will be voted for the election of the above-named nominees. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unable to serve, the proxies will be voted by the proxy holders in their discretion for another person properly designated.

The Nominating and Corporate Governance Committee and the Board believe each Class II nominee brings a strong and diverse set of skills and experience to the Company that strengthens our Board’s leadership and effectiveness with respect to our business and long-term strategy.

Amy Fukutomi

Ms. Fukutomi was elected as a director of the Company in October 2020. Ms. Fukutomi currently serves as the Director of Compliance and Business Development for Limoneira. In 2013, Ms. Fukutomi was named Principal Partner of Oxnard Lemon Company, a Sunkist-affiliated packinghouse. She was a Sunkist Director and Director of the Ventura County Agricultural Association. Under her leadership, Oxnard Lemon Company prospered and was ultimately acquired by Limoneira. Prior to that, Ms. Fukutomi held progressively responsible managerial positions at Amgen, one of the world’s leading biotech companies, finishing her career in Worldwide Compliance and Business Ethics. Ms. Fukutomi graduated from the University of Southern California where she earned a Bachelor of Science in Business Administration with an emphasis in real estate finance. She previously served as a director and president of the Ventura County Sheriff’s Foundation and several USC Athletic Department related organizations. Ms. Fukutomi currently serves as a director of the Boys and Girls Club of Camarillo, and the Boys and Girls Club of Santa Clara Valley.

Ms. Fukutomi’s significant experience in corporate compliance, and her experience owning a lemon packinghouse provides the Board with diversity, deep industry knowledge, leadership experience and a focus on effective governance.

Age: 55 Class: II Committees: Marketing and Philanthropy

Gordon E. Kimball

Mr. Kimball has served as a director of the Company since 1995. Mr. Kimball has been president of Kimball Engineering, Inc., which provides car design and production services, since 1994. He is also managing partner of Kimball Ranches, a 110-acre avocado ranch near Santa Paula, California. Prior to that, Mr. Kimball designed Formula One race cars in England and Italy for Mclaren International, Ferrrari and Benetton Racing from 1984 to 1992. From 1976 to 1983, he designed Indianapolis race cars for Parnelli Jones, Chaparral and Patrick racing teams. Mr. Kimball graduated from Stanford University where he earned his Bachelor of Science and Master of Science degrees in mechanical engineering. Mr. Kimball currently serves on the Board of Directors of the Fillmore and Piru Basins Groundwater Sustainability Agency.

Mr. Kimball’s experience as an entrepreneur and producer of avocados provides our Board with focused and insightful operational experience and leadership.

Age: 69 Class: II Committees: Chairperson and Executive

Limoneira Company	14	2022 Proxy Statement

Jesus “Chuy” Loza

Mr. Loza was appointed as director of the Company in October 2020. Mr. Loza began his career working for a variety of produce companies where he built operations in Latin America and grew sales in the U.S., Europe, Asia and Canada. As mangos gained popularity in the U.S., Mr. Loza started several companies to accelerate the growth of this important fruit. Mr. Loza has worked at Freska Produce since 2004 when he co-founded the company. Under his leadership, Freska Produce became one of the country’s largest providers of fresh and dry mangos. The company also provides avocados as well as refrigeration services to strawberry growers. Freska has strategically located distribution centers and continues to grow international sales of fresh and dry mangos, avocados, and other compatible products. Mr. Loza graduated from California Lutheran University.

Mr. Loza’s experience in agricultural marketing and grower relations provides the Board with an abundance of first-hand experience in such areas as domestic and international sales and distribution programs, and strategic marketing. His experience is in all facets of a produce marketing and packing company.

Age: 52 Class: II Committees: Marketing and Risk Management

Scott S. Slater

Mr. Slater has served as a director of the Company since 2012. Mr. Slater is currently a shareholder with the law firm of Brownstein Hyatt Farber Schreck and has over 36 years’ experience representing clients in complex water matters, primarily in the Western United States. He serves as a member of the firm’s Executive Committee. He provides transactional counseling, drafts proposed legislation and represents clients in water litigation across California and was the lead negotiator of the largest water conservation-based transfer in United States history. He is the author of California Water Law and Policy, the leading water law treatise in California and he has also taught water law courses in the United States, Australia and China. In 2021, he embarked on a new assignment to develop groundwater sustainability plans for Tunisia. He was selected by the California Daily Journal as one of the best 100 lawyers in California. In addition to his law practice, Mr. Slater is presently the Chief Executive Officer and serves on the Board of Directors of Cadiz, Inc., a publicly traded company that has acquired and is holistically managing and developing indigenous water resources in desert regions in Southern California including the sustainable cultivation of hemp and citrus.

With his significant experience in the water field, Mr. Slater brings vast knowledge to the Board and the Company to assist them in, among other things, continued stewardship and management of the Company’s water assets.

Age: 64 Class: II Committees: Executive, Compensation, and Nominating & Corporate Governanace

Limoneira Company	15	2022 Proxy Statement

Required Vote for Election of Directors

The election of directors is by plurality of the votes cast in such election. Broker non-votes and abstentions are not counted toward the election of directors or toward the election of individual nominees specified on the proxy and therefore, broker non-votes and abstentions shall have no effect on this proposal.

The election of directors is by plurality vote of holders present, in person or by proxy, at the Annual Meeting and entitled to vote thereon, with the four nominees receiving the highest vote totals to be elected as directors. For the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate all of your votes among the director nominees, as you see fit. Your total number of votes equals the number of director positions to be filled multiplied by the number of votes to which you are entitled. For example, if you own 100 shares of common stock and there are four directors to be elected at the Annual Meeting, you may allocate 400 “FOR” votes (4 times 100) among as few or as many of the four nominees to be voted on at the Annual Meeting as you choose.

You may not cumulate your votes against a nominee. If you are a stockholder of record and choose to cumulate your votes, you will need to make an explicit statement of your intent to cumulate your votes, either by so indicating on your proxy or by indicating in writing on your ballot when voting during the Annual Meeting. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee. If you vote by proxy or voting instruction card and submit your proxy with no further instructions, the designated proxies may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, provided that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting. Cumulative voting applies only to Proposal 1 – Election of Directors.

Recommendation of the Board

The Board recommends that you vote “FOR” all of the nominees, Ms. Amy Fukutomi and Messrs. Gordon E. Kimball, Jesus “Chuy” Loza and Scott S. Slater, to be elected to our Board as Class II directors for a term ending at our 2025 Annual Meeting of Stockholders.

Limoneira Company	16	2022 Proxy Statement

Directors Not Up for Re-Election

The following paragraphs describe the business experience and education of our Class I and Class III directors (not standing for re-election).

Elizabeth Blanchard Chess

Ms. Chess has served as a director of the Company since November 2016. She has been actively involved with the Santa Paula and Ventura County agricultural communities and various Ventura and Santa Barbara County civic and non-profit organizations for many years. Ms. Chess currently sits on the board of the Museum of Ventura County and on the board of the Ventura Music Festival of which she is past president. She served as the Executive Director of the New West Symphony from 1997 to 2002, for which she handled management, fundraising, and community relations. She was Interim Executive Director for the city of Ventura’s Rubicon Theatre from 2003 to 2004. In 2016 she was appointed Development Director for the Museum of Ventura County and retired in 2018. Concurrently, Ms. Chess has had a long career as an agricultural journalist, writing for such publications and industry organizations as The Packer and California Avocado Society. From 1988 to 2013 she edited and published Central Coast Farm & Ranch, a quarterly magazine on Central Coast farming activities. In 2021, Ms. Chess published a memoir entitled Daughter of the Land: Growing up in the Citrus Capital of the World, in which she recounts experiences growing up in Santa Paula, the co-founding of the Limoneira Company by her great-grandfather, Nathan Weston Blanchard, and her perspectives on the agriculture industry in Ventura County. She has a Bachelor of Arts and Master of Arts degrees in history and European history, respectively from the University of Southern California.

Ms. Chess’s extensive experience in, and knowledge of the Santa Paula and Ventura County communities provides the Board with an important perspective in the areas of community relations and responsible use of the Company’s land resources.

Age: 73 Class: III Committees: Compensation, Marketing, and Philanthropy

Harold S. Edwards

Mr. Edwards has served as a director of the Company since 2009. Mr. Edwards has been President and Chief Executive Officer of the Company since November 2003. Previously, Mr. Edwards was the president of Puritan Medical Products, a division of Airgas Inc. Prior to that, Mr. Edwards held management positions with Fisher Scientific International, Inc, Cargill, Inc, Agribrands International, The Ralston Purina Company, and Mission Produce, Inc. Mr. Edwards is currently a member of the board of directors of Compass Group Diversified Holdings LLC, a company listed on the New York Stock Exchange. Mr. Edwards is a graduate of Lewis and Clark College and the Thunderbird School of Global management where he earned a Master of Business Administration degree.

As the President and Chief Executive Officer of the Company, Mr. Edwards brings to our Board an intimate understanding of our business and operations. Mr. Edwards provides our Board with company-specific experience and expertise, in addition to his substantial experience as a chief executive officer and senior executive across a variety of industries.

Age: 56 Class: I President & CEO

Limoneira Company	17	2022 Proxy Statement

John W. H. Merriman

Mr. Merriman has served as a director of the Company since 1991. He currently serves as SAS Consultant to Kaiser Permanente Actuarial Services, since 2014. Mr. Merriman is president of Merriman Consulting, a SAS consultancy; prior clients include University of Texas, Medical Branch, Allianz, American Express, Bank of America, Kaiser Physicians Medical Group, Pearl S. Buck Foundation, Fireman’s Fund, and ALCO Partners. Mr. Merriman served as a SAS Consultant for Macys.com (2006-2008) and Wells Fargo & Co. Risk Management (1996-2005, 2009-2010) and WellsFargo.com’s Digital Channels Fraud Risk Analytics (2013-2014). He served as president of Spyglass Ridge Association, a mutual benefit non-profit corporation. Mr. Merriman serves as a trustee of the Limoneira Foundation. Mr. Merriman majored in viticulture at Santa Rosa Junior College and studied enology at Edmeades Vineyards. He is a Vietnam War Veteran where he served in the United States Marine Corps as an IBM systems programmer. Mr. Merriman graduated from Computer Science School, Quantico, Virginia.

Mr. Merriman brings forty combined years of corporate management, systems consulting, and oversight experience to our Board, as well as a deep understanding of our culture, compensation policies, governance and provides valuable leadership and insight in such areas.

Age: 69 Class: I Committees: Risk Management

Elizabeth Mora

Ms. Mora joined the Board in October 2021. Ms. Mora is a seasoned board director, financial expert, and business operations executive, who built her career in the accounting, education and technology and research industries. Ms. Mora’s more than 30-year career began at PricewaterhouseCoopers and her most recent role was as Chief Administrative Officer, Vice President for Finance, Administration and Treasurer at the Charles Stark Draper Laboratory, Inc. (Draper), a position she held from 2008 to 2020. Previously, Ms. Mora served in a variety of executive management roles at Harvard University from 1997 to 2008, including as Chief Financial Officer and Vice President for Finance and Associate Vice President, Research Administration. Ms. Mora currently serves as a board member for Inogen Inc. (Nasdaq: INGN), a medical technology company; MKS Instruments (Nasdaq: MKSI), a global semi-conductor equipment, laser, and laser packaging company; and Belay Associates, Everest Consolidator LLC, a private equity firm. Ms. Mora is a Certified Public Accountant and holds a Bachelor of Arts from the University of California, Berkeley, and a Master of Business Administration from Simmons College.

Ms. Mora’s extensive experience in public accounting and higher education provides the Board with financial and business expertise. Her deep knowledge and passion for sustainability enhances the Board and Company’s commitment to ESG.

Age: 61 Class: III Committees: Audit & Finance, and Nominating & Corporate Governance

Limoneira Company	18	2022 Proxy Statement

Donald R. Rudkin

Mr. Rudkin was elected a director of the Company in October 2014. Mr. Rudkin currently serves on the Board of Directors and as Audit Committee Chairman of Vicro MFG Corporation, a furniture manufacturer. Mr. Rudkin was a full-time faculty member in the Masters of Business Administration and Masters in Applied Finance programs at Pepperdine University from 2009 until his retirement in 2017, where he taught Financial Accounting, Managerial Accounting, Auditing and Financial Statement Analysis for seven years. Mr. Rudkin was a partner and had a long career at Deloitte & Touche LLP, an accounting and financial services firm, most recently serving as a Regional Compliance Officer from 2005 to 2012, consulting on independence, ethics and CPA licensing matters. Mr. Rudkin attended California State University Northridge where he obtained a Bachelor of Science in accounting. Mr. Rudkin also obtained a master’s in business administration from California State University Long Beach.

Mr. Rudkin’s long career in public accounting as well as his academic background and experience and technical and financial expertise to our Board.

Age: 78 Class: III Committees: Audit & Finanace, Compensation and Philanthropy

Robert M. Sawyer

Mr. Sawyer has served as a director of the Company since 1990. Mr. Sawyer retired from the practice of law in 2016, having served as Of Counsel with Remy Moose Manley LLP and Best Best & Krieger in Sacramento, California, and as a partner with Norman Dowler LLP in Ventura, California, in a career that focused on water law, real estate, land use and the California Environmental Quality Act. While engaged in that practice he served as a Member of, and later Advisor to, the Executive Committee of the California State Bar’s Environmental Law Section. He is a former General Counsel for the Casitas Municipal Water District and Special Counsel for the Friant Water Users Authority. Mr. Sawyer was corporate secretary for The Samuel Edwards Associates from 1977 to 1981, a director of The Samuel Edwards Associates from 1981 to 1985, and a director of the Santa Paula Citrus Fruit Association. He is also a trustee of the Limoneira Foundation and a director of Farmers Irrigation Company. Mr. Sawyer graduated from the University of California at Santa Cruz where he earned a Bachelor of Arts degree in music in 1972, and from Northwestern School of Law of Lewis & Clark College where he earned his Juris Doctor degree in 1975.

Mr. Sawyer’s extensive knowledge of California real estate, land use, environmental and water laws and regulations provides our Board with an important perspective in these areas and makes him particularly well-suited to serve as a director.

Age: 72 Class: III Committees: Risk Management and Philanthropy

Limoneira Company	19	2022 Proxy Statement

Edgar A. Terry

Mr. Terry was elected to the Board in October 2017. Since 1982, Mr. Terry has worked for his family company, Terry Farms, Inc., which produces various vegetable and strawberry crops in Ventura County, California; he currently serves as its President and Chief Financial Officer (1990-Present). Additionally, he serves as President of Willal, Inc. (1990- Present) and as Vice President of Rancho Adobe, Inc. (1990- Present). Mr. Terry also teaches corporate finance at California Lutheran University (1987-Present). In the past, Mr. Terry served as President of the Ventura County Farm Bureau (2001-2003) and as Chief Financial Officer of the District 63 Umpire Association (2006-2013). Mr. Terry currently serves as a director (and on various committees) on a number of companies and other entities, including; Terry Farms Inc.; Farm Credit System; CoBank; Willal, Inc,; Rancho Adobe, Inc,; Ventura County Irrigated Lands Group; Ventura County Fair Foundation and the Center for Economic Forecasting Advisory Board at California Lutheran University. Mr. Terry is a graduate of California Lutheran University where he earned a Bachelor of Science degree and a Master of Business Administration degree.

Mr. Terry’s extensive experience in, and knowledge of, agribusiness, finance, and the Ventura County community provides the Board with important knowledge and perspective regarding the responsible use of the Company’s land and water resources, technical and financial expertise, and community relations.

Age: 62 Class: I Committees: Executive, Audit & Finance, Nominating & Corporate Governanace, and Risk Management

Limoneira Company	20	2022 Proxy Statement

Board Oversight Responsibilities

Leadership Structure

The leadership structure of the Board is centered on the concept of an appropriate balance between management and the Board. The Board believes that it is in the best interests of the Company for the Board to determine whether the roles of Chairperson of the Board and Chief Executive Officer should be separate or combined based upon the facts and circumstances. The Board believes that it is in the best interests of the Company that the positions of Chairperson and Chief Executive Officer are separate. The separation allows the Chief Executive Officer to focus primarily on leading the day-to-day operations of the Company while the Chairperson can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance, community relations and stockholder issues. To encourage open discussion and communication among the directors, executive sessions of non-management directors are held as necessary.

In addition to the Securities and Exchange Commission (“SEC”) rules and NASDAQ committee requirements, the Board has three additional committees. Each committee plays an important role in the governance and leadership of the Board and each is chaired by an independent director. For addition information regarding these committees, please see “COMMITTEES OF THE BOARD” and for biographies of the chairperson of each of the committees, please see “PROPOSAL 1: ELECTION OF DIRECTORS”.

•Audit and Finance Committee, chaired by Donald R. Rudkin;

•Compensation Committee, chaired by John W. H. Merriman;

•Nominating and Corporate Governance Committee, chaired by Robert M. Sawyer;

•Risk Management Committee, chaired by Edgar A. Terry;

•Marketing Committee, chaired by Jesus “Chuy” Loza; and

•Philanthropy Committee, chaired by Elizabeth B. Chess.

Risk Oversight

Although management is responsible for the day-to-day management of the risks of our Company, our Board and its committees have active roles in overseeing the management of our risks and bear the ultimate responsibility for risk management. The Board regularly reviews information regarding our operational, financial, legal and strategic risks. Specifically, senior management attends meetings of the Board, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by our Board. Our Board believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks, and adopting appropriate controls and mitigation activities for such risk. Our committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk aligned with its area of focus.

Code of Ethics

Our Board has adopted a Code of Ethics (“Code”) that sets forth our commitment to ethical business practices. Our Code applies to our directors, officers and employees, including our chief executive officer, chief operating officer, chief financial officer and persons performing similar functions. Our Code is available on our website at www.limoneira.com. Copies of our Code will be provided without charge upon written request to: Investor Relations at Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060. We intend to disclose any changes to our Code or waivers thereto that apply to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions by posting such information on our website or by filing with the SEC a Current Report on Form 8-K, in each case, if such disclosure is required by rules of the SEC or the NASDAQ Stock Market Marketplace Rules (the “NASDAQ Rules”).

Limoneira Company	21	2022 Proxy Statement

Nominations of Directors and Diversity

Nominations of Directors

As provided in the Nominating and Corporate Governance Committee Charter, available on our website at www.limoneira.com, the Nominating and Corporate Governance Committee assists the Board by evaluating director nominees for election or re-election. In identifying potential director candidates to research and interview, and ultimately recommend to the Board for stockholder approval or appointment by the Board, as applicable, pursuant to the company’s Bylaws, the Nominating and Corporate Governance Committee may receive and consider proposals submitted by sources including, but are not limited to: (a) individuals who on their own behalf contact the Company or the Nominating and Corporate Governance Committee; (b) individuals suggested to the Nominating and Corporate Governance Committee by management, directors, stockholders, investors and others; (c) individuals suggested to the Company or the Nominating and Corporate Governance Committee by professional placement services initiating communication for that purpose; and (d) individuals who respond to general inquiries initiated by the Company or the Nominating and Corporate Governance Committee.

Board and Director Evaluation and Review Process

The Nominating and Corporate Governance Committee, in evaluating director nominees, regardless of whether the Board, management or a stockholder nominated such nominee, may consider some or all the following factors:

•the candidate’s judgment, skill and experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight;

•the interplay of the candidate’s experience with the experience of other directors;

•the extent to which the candidate would be a valuable addition to the Board and any committees thereof;

•whether or not the person has any relationships that might impair his or her independence, including any business, financial or family relationships with the Company’s management; and

•the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industries in which the Company operates.

In evaluating candidates for election as directors, the Nominating and Corporate Governance Committee will also take into consideration the need for the Board to have a majority of directors that are independent under the requirements of the NASDAQ Rules and other applicable laws.

In addition, the Nominating and Corporate Governance Committee will consider in its evaluation of candidates for election as directors the following criteria and qualifications:

•Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

•Commitment to the Company’s Values. Such person shall be committed to promoting our financial success and preserving and enhancing our reputation, shall be in agreement with our values as embodied in our Code and support our mission statement.

•Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a director of the Company.

•Complementary Attributes. Such person shall have skills and talents that would be a valuable addition to the Board and any committees thereof and that shall complement the skills and talents of our existing directors.

•Reputation and Integrity. Such person shall be of high repute and integrity.

The Board, as assisted by the Nominating and Corporate Governance Committee, seeks and recommends candidates for election or re-election with differences of viewpoint, professional experience, education, skill and other individual qualities. The Nominating and Corporate Governance Committee charter provides that the committee endeavors to solicit candidates possessing skills and talents that would complement the skills and talents of the Company’s existing directors. In addition,

Limoneira Company	22	2022 Proxy Statement

before recommending that the Board nominate each new director candidate or re-nominate each incumbent director, the Nominating and Corporate Governance Committee assesses each individual’s contributions, including the value of his or her experience as a director of the Company and the availability of new director candidates who may offer unique contributions and the Company’s changing needs.

Although the Board does not have a formal policy regarding diversity, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The Nominating and Corporate Governance Committee will assess the effectiveness of this approach as part of its review of the Board’s composition as well as in the course of the Board’s and Nominating and Corporate Governance Committee’s self-evaluation.

Board Diversity

Effective corporate governance is critical for both our long-term performance and maintaining stakeholder trust. Our Board is responsible for overseeing the governance, strategy and operation of the Company. Our 11 directors come from diverse backgrounds, drawing on their substantial experience in finance, philanthropy, public accounting, law, water rights, compliance, agribusiness, global produce distribution, real estate and education. We comply with California SB 826, requiring a minimum of three female directors for corporations with six or more directors. We also comply with California AB 979, requiring corporations with nine or more directors to have a minimum of three directors from underrepresented communities.

Board Diversity Matrix (as of November 1, 2021)

Total Number of Directors: 11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7		1
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	1	6
Two or More Races or Ethnicities	1
LGBTQ+
Did Not Disclose Demographic Background	1

Board Meetings and Attendance

We expect our directors to attend all meetings of the Board, all meetings of all committees on which they serve and our Annual Meeting, absent extraordinary circumstances. The Board met 11 times in fiscal year 2021. Directors attended 97% of Board meetings and 100% of committee meetings for the committees on which they served in fiscal year 2021. All of our directors attended our 2021 Annual Meeting of Stockholders.

Limoneira Company	23	2022 Proxy Statement

Our non-management directors meet without management directors as necessary or when deemed appropriate. When held, these meetings are presided over by our Chairperson, Mr. Gordon E. Kimball. Executive sessions for committees are presided over by each committee chair.

The Bylaws give the Board the authority to delegate its powers to committees appointed by the Board. Our committees operate under written charters that have been approved by the Board, which are reviewed annually by each committee. Copies of each of the committee charters are available on our website at www.limoneira.com, and in print, without charge, upon written request to our principal executive offices at Investor Relations at Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060. The information on our website is not, and shall not be deemed to be, incorporated by reference into this proxy statement or incorporated into any other filings that the Company makes with the SEC.

We currently have following six committees: Audit and Finance Committee, Compensation Committee, Nominating and Corporate Governance Committee, Risk Management Committee, Marketing Committee and Philanthropy Committee. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of the Bylaws and the terms of the respective committee charters. Each of the Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee may not delegate any of its authority to subcommittees unless otherwise authorized by the Board.

Director Independence

The NASDAQ Rules require that a majority of the Board be independent. The Board consists of 11 directors, of which nine are non-management directors. Each year the Board reviews the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. No member of the Board has any relationship or arrangement that would require disclosure under Item 404 of Regulation S-K. For additional information see “Certain Relationships and Related-Party Transactions” in this proxy statement. Based on this review, the Board has determined that the following current directors are “independent directors” as defined by the NASDAQ Rules: Messrs. Gordon E. Kimball, Jesus “Chuy” Loza, John W. H. Merriman, Donald R. Rudkin, Robert M. Sawyer, Scott S. Slater, Edgar A. Terry and Mses. Elizabeth Blanchard Chess and Elizabeth Mora.

Each director who is a member of the Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee is an independent director.

Committees of the Board

Audit and Finance Committee

Messrs. Rudkin, Sawyer and Terry served on our Audit and Finance Committee in fiscal year 2021 with Mr. Rudkin serving as Chairperson. The Audit and Finance Committee met four times during fiscal year 2021.

The Audit and Finance Committee is comprised entirely of independent directors who meet the independence requirements of the NASDAQ Rules and Rule 10A-3 of the Exchange Act, and includes at least one “audit committee financial expert,” as required by applicable SEC regulations. The Board has determined that Mr. Rudkin and Ms. Mora qualify as an “audit committee financial expert,” as defined by the SEC. The Audit and Finance Committee is also established in accordance with section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)).

The Audit and Finance Committee operates under a written charter, which reflects the requirements regarding audit committees under the NASDAQ Rules and the Sarbanes-Oxley Act of 2002, as amended. A copy of the Audit and Finance Committee charter is available on the Company’s website at www.limoneira.com.

The Audit and Finance Committee is responsible for, among other things:

•retaining and overseeing our independent auditors;

•assisting the Board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements;

•reviewing and approving the plan and scope of the internal and external audit;

•pre-approving any audit and non-audit services provided by our independent auditors; and

•approving fees to be paid to our internal audit service providers.

Limoneira Company	24	2022 Proxy Statement

Additionally, the Audit and Finance Committee is responsible for reviewing with the Chief Executive Officer and Chief Financial Officer and independent auditors the adequacy and effectiveness of our internal controls, preparing the Audit and Finance Committee report to be filed with the SEC and conducting an annual review and assessment the Audit and Finance Committee’s performance and the adequacy of its charter.

Messrs. Rudkin and Terry and Ms. Mora comprise the Audit and Finance Committee for fiscal year 2022 with Mr. Rudkin serving as the Chairperson.

Compensation Committee

Messrs. Merriman, Rudkin and Terry served on our Compensation Committee for fiscal year 2021 with Mr. Merriman serving as Chairperson. The Compensation Committee met two times during fiscal year 2021.

The Compensation Committee is comprised entirely of independent directors who meet Compensation Committee independence requirements of the NASDAQ Rules. In accordance with the Compensation Committee charter, the members are “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. There are no interlocking relationships between any member of our Compensation Committee and any of our executive officers that require disclosure under the applicable rules promulgated under the federal securities laws.

The Compensation Committee is responsible for, among other things:

•determining compensation policies for executive officers and independent directors,

•overseeing the Company’s cash and equity-based compensation plans,

•determining all aspects of compensation packages for executive officers, and for reviewing such compensation for our directors and

•recommending terms and awards of stock compensation to the Board.

Additionally, the Compensation Committee is responsible for reviewing organizational and staffing matters of the Company, reviewing and discussing the Compensation Discussion and Analysis disclosure with management and recommending its approval in the proxy statement, and granting the right for directors, officers and employees to receive indemnification, as applicable.

The Compensation Committee is responsible for determining all aspects of compensation packages for executive officers, and for reviewing such compensation for our directors. The Compensation Committee has not delegated any of its authority. From time to time, the Compensation Committee retains, without the recommendation of management, an independent compensation consultant to provide advice and recommendations on competitive market practices and pay levels of directors, as well as market specific practices regarding incentive-based plans. In this role, the compensation consultant works with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent.

It is Company policy to retain an independent compensation consultant every two years to assist with redesigning the compensation structure for executive officers and non-management directors. In fiscal year 2021, the Compensation Committee retained Pearl Meyer and Partners LLC (“Pearl Meyer”), an independent, leading advisor to boards and senior management on compensation as an independent compensation consultant to assist with redesigning the compensation structure for executive officers and non-management directors. The Compensation Committee evaluated Pearl Meyer’s independence pursuant to the SEC rules and the NASDAQ Rules. The Compensation Committee has determined that Pearl Meyer is independent, and no conflict of interest has arisen as a result of the work performed by Pearl Meyer during fiscal year 2021. Other than advising the Compensation Committee, Pearl Meyer did not provide any services to the Company in fiscal year 2021. For additional information concerning the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see the “Compensation Discussion and Analysis” section of this proxy statement.

Messrs. Slater and Rudkin and Ms. Chess comprise the Compensation Committee for fiscal year 2022 with Mr. Slater serving as the Chairperson.

Limoneira Company	25	2022 Proxy Statement

Nominating and Corporate Governance Committee

Ms. Chess and Messrs. Merriman and Sawyer served on our Nominating and Corporate Governance Committee for fiscal year 2021 with Mr. Sawyer serving as Chairperson. The Nominating and Corporate Governance Committee met three times during fiscal year 2021. In addition, they conducted multiple interviews with several candidates for a new board position.

The Nominating and Corporate Governance Committee is comprised entirely of independent directors who meet the independence requirements of the NASDAQ Rules. The Nominating and Corporate Governance Committee is responsible for, among other things:

•recommending the number of directors to comprise the Board;

•identifying and evaluating individuals, or incumbent directors, qualified to become or remain members of the Board;

•recommending to the Board director nominees for each annual meeting of stockholders;

•recommending to the Board the candidates for filling vacancies that may occur;

•reviewing the Board’s independent director compensation process, self-evaluations and policies;

•overseeing compliance with the code of ethics;

•monitoring developments in the law and in corporate governance; and

•overseeing the Company’s environmental and social responsibility and sustainability programs and practices.

Ms. Mora and Messrs. Slater and Terry comprise the Nominating and Corporate Governance Committee for fiscal year 2022 with Ms. Mora serving as the chairperson.

Director Compensation

For fiscal year 2021, our non-management director compensation program included a combination of cash and equity-based compensation to attract and retain non-management directors and to compensate such directors for their service on the Board. Each non-management director received an annual retainer of $83,200 for his or her service on the Board. The Chairperson received an additional $57,000. Our management directors do not receive additional compensation for their service on the Board.

The following table sets forth the annual retainer amounts for service on the Board and committees for fiscal year 2021.

Fiscal Year 2021 Director Compensation	Compensation
Chairperson	$140,400
Director(1)	$83,200
Audit & Finance Committee Members	$7,800
Audit & Finance Committee Chairperson	$15,600
Compensation Committee Members	$6,760
Compensation Committee Chairperson	$13,520
Nominating & Corporate Governance Committee Members	$5,200
Nominating & Corporate Governance Committee Chairperson	$10,400
Risk Management Committee Members	$5,200
Risk Management Committee Chairperson	$10,400
Marketing Committee Members(2)	$5,200
Marketing Committee Chairperson	$10,400
Philanthropy Committee Members(3)	$5,200
Philanthropy Committee Chairperson	$10,400

(1)Mr. Edwards and Ms. Fukutomi are not compensated

(2)Ms. Fukutomi is not compensated

(3)Ms. Fukutomi is not compensated

Limoneira Company	26	2022 Proxy Statement

Directors (including the Chairperson of the Board) are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or committees. The Company also reimburses directors for all reasonable and authorized business expenses related to service to the Company in accordance with the policies of the Company as in effect from time to time.

Non-management directors may elect to receive up to 100% of their total annual compensation in the form of equity, provided that, each director may not elect to receive more than 60% of their total annual compensation in the form of cash. The Board approved the compensation rates, shown above, on January 26, 2021. The amount of equity to be awarded to each director is calculated using the closing price of our stock on the date of the award. On January 26, 2021, our closing stock price was $16.85.

The following table provides compensation paid or accrued to our non-management directors in fiscal year 2021:

Director Name	Fees Earned Paid in Cash	Equity Stock Awards(3)	Total Annual Compensation
Elizabeth B. Chess	$62,400	$41,600	$104,000
Harold S. Edwards(1)	$0	$0	$0
Amy Fukutomi(1)	$0	$0	$0
Gordon E. Kimball	$84,240	$56,160	$140,400
Jesus “Chuy” Loza	$0	$98,800	$98,800
John W.H. Merriman	$64,272	$42,848	$107,120
Elizabeth Mora(2)	$0	$0	$0
Donald R. Rudkin	$66,456	$44,304	$110,760
Robert M. Sawyer	$53,300	$53,300	$106,600
Scott S. Slater	$0	$88,400	$88,400
Edgar A. Terry	$64,896	$43,264	$108,160
	$395,564	$468,676	$864,240

(1)Mr. Edwards and Ms. Fukutomi are not compensated

(2)Ms. Mora joined the board November 2021

(3)The value of stock awards is the aggregate grant date fair [market] value computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation.

It is the Company’s policy to review Board compensation every two years with an independent consulting group. During fiscal year 2021, the Compensation Committee engaged Pearl Meyer, a leading advisor to boards and senior management on compensation, to review total compensation of Board members and senior management.

Limoneira Company	27	2022 Proxy Statement

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis should be read in conjunction with the Summary Compensation Table and related tables that are presented elsewhere in this proxy statement.

Certain Information Regarding Our Executive Officers

Executive Officers who are not Directors

Mark Palamountain

Mr. Palamountain was appointed as Chief Financial Officer, Treasurer and Corporate Secretary effective as of January 8, 2018. He served as the Company’s Senior Director of Agricultural Operations since 2014. From 2012 to 2014, Mr. Palamountain served as Director of Business Development and Business Integration at the Company. Prior to joining the Company, Mr. Palamountain was the Chief Executive Officer and a founder of Perpetual Power LLC, a leading solar integration company specializing in finance and product technology. From 2003 to 2008, he served as Managing Director, Head of NASDAQ Trading for Broadpoint Securities where he was responsible for all trading desk management functions for a team of 25 traders. Between 2001 and 2003, Mr. Palamountain was a Principal at Thomas Weisel Partners and from 1997 to 2001, he was a trader at JPMorgan Chase. Mr. Palamountain is a graduate of University of Colorado at Boulder, where he earned a Bachelor of Science degree in Finance.

Age: 46 Chief Financial Officer, Treasurer & Corporate Secretary

Alex M. Teague

Mr. Teague has served as Senior Vice President of the Company from 2005 until 2022. Mr. Teague joined the Company in 2004 and served the Company as Vice President of Agribusiness until his promotion to Senior Vice President in 2005. Mr. Teague is currently a member of the board of directors of Canyon Irrigation Company, Salinas Land Company and California Orchard Company, California Arizona Lemon Growers Association as well as the Coalition of Labor Agriculture and Business. Mr. Teague is a graduate of University of Pacific, where he earned a Bachelor of Science degree in Administration. Mr. Teague retired from the Company effective February 1, 2022.

Age: 58 Senior Vice President and Chief Operating Officer

Key Executive Compensation Objectives

The compensation policies developed by the Compensation Committee are based on the philosophy that compensation should reflect both the Company’s performance, financially and operationally, and the individual performance of the executive. The Compensation Committee’s objectives when setting compensation for our NEOs:

•Setting compensation levels that are sufficiently competitive such that they will motivate and reward the highest quality individuals to contribute to our goals, objectives and overall financial success. This is done in part through reviewing and comparing the compensation of other companies in our industry.

Limoneira Company	28	2022 Proxy Statement

•Retaining executives and encouraging their continued quality service, thereby encouraging, and maintaining continuity of the management team. Our competitive base salaries combined with cash and equity incentive bonuses, and the long-term incentives through our retirement plans and the vesting requirements of our equity-based incentive bonuses, encourage high-performing executives to remain with the Company.

•Incentivizing executives appropriately to manage risks while attempting to improve our financial results, performance, and condition. Our cash-based and equity-based incentive plans set Company- specific and individual goals for executives to ensure the executives are compensated in accordance with the Company’s performance.

•Aligning executive and stockholder interests. The Compensation Committee believes the use of equity compensation as a key component of executive compensation is a valuable tool for aligning the interests of our NEOs with those of our stockholders.

•Obtaining tax deductibility whenever appropriate. The Compensation Committee believes tax deductibility for the Company is generally a favorable feature for an executive compensation program, from the perspectives of both the Company and the stockholders. The Amended and Restated 2010 Omnibus Incentive Plan (as amended, the “Amended and Restated Plan”) has provisions relating to tax withholding and compliance with Section 409A of the Code to ensure executives are obtaining favorable tax treatment.

The Compensation Committee believes that the total compensation package for each of our named executive officers (“NEOs”) is competitive with the market, thereby allowing us to retain executive talent capable of leveraging the skills of our employees and our unique assets in order to increase stockholder value. Our NEOs for fiscal year 2021, as identified in the Summary Compensation Table below, were Harold S. Edwards, President and Chief Executive Officer; Mark Palamountain, Chief Financial Officer, Treasurer and Corporate Secretary; and Alex M. Teague, Senior Vice President and Chief Operating Officer, who retired on February 1, 2022.

Key Compensation Decisions and Developments for Fiscal Year 2021

•Base Pay. During fiscal year 2021, our NEOs received a 4% increase to their base pay.

•Cash-Based Incentive Compensation. In fiscal year 2021, there were no cash-based incentive compensation bonuses for fiscal year 2020 performance paid to our NEOs. For fiscal year 2021 performance, the maximum potential payouts for all NEOs was 100% of base salary. Based on the Company’s performance in fiscal year 2021, no cash-based incentive compensation bonuses will be paid to our NEOs.

•Equity-Based Incentive Compensation. In fiscal year 2021, there were no equity-based incentive bonuses paid to our NEOs. For fiscal year 2021 performance, the maximum potential incentive payouts for all NEOs was 25% of base salary. Based on the Company’s performance in fiscal year 2021 and per the terms of the Amended and Restated Plan, no equity-based incentive bonuses will be paid to our NEOs.

•Equity-Based Retention Award Compensation. During fiscal year 2021, the Compensation Committee recommended and the Board approved awards of restricted stock for each of our Chief Executive Officer, our Chief Financial Officer, and our Chief Operating Officer in the amount of 40,000 shares, 20,000 shares and 20,000 shares, respectively. The restricted stock awards vest over three years with one-third vesting on October 31, 2021, one-third to vest on October 31, 2022, and one-third vesting to vest on October 31, 2023.

•Amended and Restated Plan. The Amended and Restated Plan terminated on January 23, 2022. The Company is asking stockholders to approve a new 2022 Limoneira Company Omnibus Incentive Plan. See Proposal 4 “Approval of the Limoneira Company 2022 Omnibus Incentive Plan”.

Oversight of Executive Compensation

The Role of the Compensation Committee in Setting Compensation. Our Compensation Committee has the authority to determine our compensation philosophy and the compensation for our executive officers. According to the Compensation Committee charter, the Compensation Committee has the authority to determine the compensation of our executive officers considering individual and corporate achievements. During the first quarter of each fiscal year, the Compensation Committee establishes performance goals for cash-based and equity-based incentive compensation for each of the NEOs and, at the end of that fiscal year, determines the level of attainment of those established goals.

Limoneira Company	29	2022 Proxy Statement

The Role of Executives in Setting Compensation. Each NEO and other senior executive management team members participate in an annual performance review with our President and Chief Executive Officer or other NEO to provide input about his or her contributions to our success for the period being assessed.

Elements of Compensation

The material elements of the compensation program for our NEOs include: (i) base salaries; (ii) annual cash-based incentive bonuses; (iii) annual equity-based incentive bonuses; (iv) discretionary equity-based retention awards; and (v) other compensation consisting of retirement and other benefits.

Base Salaries

We provide our NEOs with a base salary to compensate them for services rendered during the fiscal year and sustained performance. The purpose of the base salary is to reflect job responsibilities, value to the Company and competitiveness of the market. The Compensation Committee determines salaries for our NEOs Officers based on the following factors: nature and responsibility of the position and, to the extent available, salary norms for comparable positions; the expertise of the individual executive; the competitiveness of the market for the executive’s services; and the recommendations of our President and Chief Executive Officer. The Compensation Committee believes that the base salary of each of the NEOs, particularly considering each of their total compensation packages, is competitive with the market.

Annual Cash-Based Incentive Bonuses

Our practice is to pay annual cash-based incentive bonuses based upon the achievement of performance objectives established by the Compensation Committee at the beginning of each year. For fiscal year 2021, the Compensation Committee established net income and operating income for the year as the performance objectives. The net income performance objective was weighted at 70% and the operating income performance objective was weighted at 30%.

Each NEO is eligible to receive an annual cash-based incentive bonus in an amount up to a target percentage of his or her base salary based on the achievement of the established performance objective, subject to the negative discretion of our Compensation Committee. The target percentage is based on a graduated scale beginning at 10% of a participant’s annual base salary and with a maximum of 100% of a participant’s annual base salary.

Any bonuses earned under the program in respect of a fiscal year are paid in a cash lump sum on or after October 31 of the performance year and on or before January 31 of the year following the performance year. For fiscal year 2021, our NEOs were eligible to receive a cash-based incentive bonus in an amount equal to 10% of their respective base salaries if the Company achieved net after-tax earnings of at least $0.635 million and operating income of at least $0.884 million. The amount of potential cash-based incentive bonuses our NEOs were eligible to receive increased incrementally up to a maximum of 100% of their respective base salaries if net after-tax earnings were $7.1 million and operating income was $9.9 million. Based on our overall financial performance in fiscal year 2021, cash-based incentive bonuses were not paid to our NEOs.

Annual Equity-Based Incentive Bonuses

It is our objective to have a substantial portion of each NEO’s compensation contingent upon overall corporate performance and align our NEOs’ interests with those of our stockholders by awarding annual equity-based incentive bonuses. Our Compensation Committee believes that equity-based annual incentives for the achievement of defined objectives create value for the Company and aligns the executive’s compensation with the interests of our stockholders. The Compensation Committee establishes overall corporate goals that are challenging to achieve, and, at the end of the applicable fiscal year, determines the level of attainment of those established goals and the contribution of each executive towards achieving them. For fiscal year 2021, the Compensation Committee established net income $1.6 million and operating income of $2.2 million as the performance objectives. The net income performance objective (the “Net Income Goal”) was weighted at 70% and the operating income performance objective (the “Operating Income Goal”) was weighted at 30%.

Each of Messrs. Edwards, Palamountain and Teague were eligible to receive a number of shares of our common stock not to exceed an aggregate fair market value equal to 10% of 70% and 10% of 30% of their base salary if at least 80%, but less than 100%, of the Net Income Goal and Operating Income Goal, respectively, are achieved, 17.5% of 70% and 17.5% of 30% of their base salary if the Net Income Goal and Operating Income Goal, respectively, are achieved, 20% of 70% and 20% of 30% of their base salary if the Net Income Goal and Operating Income Goal if at least 125%, but less than 200%, of

Limoneira Company	30	2022 Proxy Statement

the Net Income Goal and Operating Goal, respectively, are achieved and 25% of 70% and 25% of 30% of their base salary if at least 200% of the Net Income Goal and Operating Profit Goal, In the event that such overall corporate performance goals are obtained, the Compensation Committee, in its sole discretion, may nevertheless determine not to grant such shares or grant a fewer number of shares depending upon the circumstances such as the achievement of corporate or individual goals or strategic initiatives. Based on our overall financial performance in fiscal year 2021, our Compensation Committee did not award equity-based incentive compensation to our NEOs.

Discretionary Equity-Based Retention Awards

The Compensation Committee believes that time-based restricted stock awards serve as a retention incentive for the NEOs. During fiscal year 2021, the Compensation Committee approved grants of 40,000 shares of restricted stock for our Chief Executive Officer, Mr. Harold Edwards; 20,000 shares of restricted stock to our Chief Financial Officer, Mr. Mark Palamountain and 20,000 shares of restricted stock to our Chief Operating Officer, Mr. Alex Teague. The restricted stock awards vest over three years with one-third vesting on October 31, 2021, one-third vesting on October 31, 2022, and one-third vesting on October 31, 2023. Such time-based restricted stock grants are awarded from time to time at the discretion of the Compensation Committee and the Board. In determining the amount of these awards, the Compensation Committee and the Board considers primarily the executive’s position and level of responsibility within the Company, as well as the retention and long-term incentive value of the award and the amounts of past awards.

Retirement Plans

The Compensation Committee believes that retirement programs are important to the Company as they contribute to the Company’s ability to be competitive with its peers and reward our executive officers based on long-term performance of the Company and, therefore, are an important piece of the overall compensation package for the NEOs. For all eligible employees, including our NEOs, we provide a 401(k) plan; others are also participants in our frozen defined benefit pension plan.

Until June 2004, our employees and executive officers were eligible to participate in a traditional defined benefit pension plan that was maintained by the Company. Effective June 2004, plan participation and benefits payable under that plan were frozen and, since that time, no new participants have been added to that plan. The only NEO who is a participant in our defined benefit pension plan is Harold Edwards. At normal retirement age, Mr. Edwards’ anticipated monthly payment under this plan will be $81.

The Company sponsors a defined contribution retirement plan maintained under section 401(k) of the Code. Under the terms of such plan, eligible employees may elect, beginning after one month of employment, to defer compensation up to a specified amount of their annual earnings permitted to be deferred under the applicable provisions of the Code. In addition to any deferral contributions made by our employees, the Company contributes to the account of each eligible employee with at least one year of qualifying service a matching contribution of up to 4% of such employee’s annual compensation. Participant deferral contributions and employer matching contributions are 100% vested at the time of contribution. During fiscal year 2021, there were no changes made to our defined contribution plan related to contribution limitations, vesting schedules or eligibility requirements. The Company did make a change to the Company contributions and suspended the 4% discretionary “gift” in January 2021.

Nonqualified Deferred Compensation

None of our NEOs participates in or has account balances in nonqualified defined contribution or other deferred compensation plans maintained by the Company.

Change in Control, Separation or Severance Benefits

None of our NEOs are entitled to receive payments or other benefits upon termination of employment or a change in control, except the equity acceleration for outstanding awards pursuant to Amended and Restated Plan. The Amended and Restated Plan contains provisions that provide for the vesting of options and stock appreciation rights awarded thereunder, as well as the lapse of restrictions on and vesting of all incentive awards issued thereunder upon a change in control or certain termination events.

Options and Stock Appreciation Rights. Except as otherwise provided in an Award Agreement or by a Board committee in a written resolution at the date of grant or thereafter to the extent outstanding awards granted under the Amended and

Limoneira Company	31	2022 Proxy Statement

Restated Plan are either assumed, converted or replaced by the resulting entity in the event of a change in control, if a participant’s employment or service is terminated without Cause by the Company or an affiliate or a participant terminates his or her employment or service with the Company or an affiliate for Good Reason (if applicable), in either case, during the 12-month period following a change in control, all outstanding Options and Stock Appreciation Rights held by a participant shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.

Performance-Based Awards. Except as provided in an Award Agreement or by a Board committee in a written resolution at the date of grant or thereafter, to the extent outstanding awards granted under the Amended and Restated Plan are assumed, converted, or replaced by the resulting entity in the event of a change in control: (i) any outstanding awards that are subject to Performance Share-Based Goals shall be converted by the resulting entity as if target performance had been achieved as of the date of the change in control; (ii) each Performance Share- Based Award or Performance Compensation Award with service requirements shall continue to vest with respect to such requirements during the remaining period set forth in the Award Agreement; and (iii) all other awards shall continue to vest (and/or the restrictions thereon shall continue to lapse) during the remaining periods set forth in the Award Agreement.

Restricted Stock. Pursuant to our Award Agreements for restricted stock with our NEOs, in the event that the employment of a NEO with the Company is terminated by the Company on or after the issue date of an award, other than for Cause, any unvested restricted stock shall become fully vested only in the sole discretion of the Company. The Compensation Committee (or its designee, to the extent permitted under the Amended and Restated Plan) shall have sole discretion to determine if a NEO’s rights have terminated pursuant to the Amended and Restated Plan and any Award Agreement, including but not limited to the authority to determine the basis for the NEO’s termination of employment. In the event that a NEO remains in continuous employment with the Company or an Affiliate from the issue date of an Award until a NEO’s termination due to (i) death, (ii) Disability or (iii) retirement (if the NEO has been employed by the Company for a period of at least the five years immediately preceding the grant date and is age 65 or older), any unvested restricted stock previously issued shall become fully vested.

Under the Amended and Restated Plan a “change in control” is generally defined to mean: (i) the disposition of all or substantially all of the assets of the Company; (ii) any person or group is or becoming the “beneficial owner” directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, but excluding any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) cease for any reason to constitute a majority of the Board, then in office.

For purposes of the above, “Cause” means:

•the intentional engagement in any acts or omissions constituting dishonesty, breach of a fiduciary obligation, wrongdoing, or misfeasance, in each case, in connection with a NEOs duties or otherwise during the course of a NEO’s employment or service with the Company or an Affiliate;

•the commission of a felony or the indictment for any felony, including, but not limited to, any felony involving fraud, embezzlement, moral turpitude, or theft;

•the intentional and wrongful damaging of property, contractual interests, or business relationships of the Company or an Affiliate;

•the intentional and wrongful disclosure of secret processes or confidential information of the Company or an Affiliate in violation of an agreement with, or a policy of, the Company or an Affiliate;

•the continued failure to substantially perform the NEO’s duties for the Company or an Affiliate;

•current alcohol or prescription drug abuse affecting work performance;

•current illegal use of drugs; or

•any intentional conduct contrary to the Company’s or an Affiliate’s written policies or practices.

Limoneira Company	32	2022 Proxy Statement

Because “Good Reason” is not defined in the applicable Award Agreements of our NEOs, and such persons are not a party to any employment related agreement, each NEO shall not be entitled to terminate his or her employment or service for Good Reason.

For purposes of the above, “Disability” shall mean a NEO is unable to engage in his or her profession due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Compensation Committee shall certify Disability, after consultation with a qualified medical examiner, and shall determine a NEO’s date of termination after considering the NEO’s position and all applicable laws.

In the event that Section 409A of the Code and the guidance issued thereunder (collectively, “Section 409A”) applies and any award would be paid to NEO upon a “separation from service” within the meaning of Section 409A, and no exemption or exclusion from Section 409A shall apply, no award shall be released to any NEO who is a “specified employee” within the meaning of Section 409A until the earlier of the first day of the seventh month after the month of such NEO’s separation from service or the NEO’s death.

The amounts shown in the following table reflect the potential value to the NEOs, as of the end of fiscal 2021, of full acceleration of all unvested restricted stock awards upon a change in control of the Company and upon certain termination events. The amounts shown assume that a change in control or termination event was effective as of the last business day of fiscal year 2021 having been October 29, 2021. The closing market price of the Company’s common stock on October 29, 2021 was $16.13. The amounts below are estimates of the incremental, lump sum amounts that would be received upon a change in control or certain termination events; the actual amount can be determined only at the time of any actual change in control or termination event.

Estimated Potential Incremental Payments Upon Change in Control or Certain Termination Events

	Number of Shares of Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares of Units of Stock That Have Not Yet Vested ($)(3)
Harold Edwards	95,999	1,548,464
Mark Palamountain	47,999	774,224
Alex Teague	47,999	774,224

(1)Information regarding unvested restricted stock held by each NEO is set forth in the Outstanding Equity Awards table below. Restricted stock is issued subject to vesting over five years for discretionary equity-based retention awards granted in 2017, and three years thereafter for discretionary, equity-based retention awards.

(2)Termination events include death, Disability, termination other than for Cause (in the sole discretion of the Company) or retirement.

(3)Total value calculated assuming a change in control or termination event date of October 29, 2021 and utilizing the closing market price on October 29, 2021 ($16.13 per share).

Perquisites and Other Personal Benefits

The Compensation Committee reviews annually the perquisites that NEOs receive. The primary personal benefits for our NEOs are health and welfare benefits, including, medical, dental, vision and life insurance. The NEOs participate in these plans on the same terms as other company employees. In addition, Company vehicles are provided to the NEOs, as well as to other members of management.

Employment Agreements

As of the end of our 2021 fiscal year, the Company was not party to any employment agreements with any of our NEOs.

Hedging and Pledging Policies

The Company has adopted the Limoneira Company (including Subsidiaries) Policy Regarding Insider Trading, Tipping and Other Wrongful Disclosures and Guidelines with Respect to Certain Transactions in Securities of Limoneira Company (the “Insider Trading Policy”). Among other things, the Insider Trading Policy prohibits all members of the Board, all executive officers of the Company, and other specifically designated employees of the Company (collectively, “Pre-Clearance Persons”) from engaging in certain short-term or speculative transactions in securities issued by the Company (“Covered Securities”).

Limoneira Company	33	2022 Proxy Statement

Specifically, Pre-Clearance Persons are generally prohibited from engaging in: hedging transactions with respect to Covered Securities; short sales of Covered Securities; short-term trading of Covered Securities (subject to certain exceptions); and transactions in put options or call options (or any derivative security that has similar characteristics to those options) on an exchange or in any other organized market. Unless advance approval is obtained from the compliance officer, these restrictions regarding short-term or speculative transactions also apply to each Pre-Clearance Person’s immediate family members (including his or her spouse), other persons living in such Pre-Clearance Person’s household, and entities over which such Pre-Clearance Person exercises control. While employees who are not Pre-Clearance Persons are not generally prohibited from engaging in the above transactions, the Company strongly discourages all of the Company’s employees (including part-time and temporary employees), officers, directors, consultants, and contractors from engaging in such transactions. In addition, Pre-Clearance Persons are required to obtain prior written approval from the compliance officer before holding Covered Securities in a margin account or pledging Covered Securities as collateral for a loan.

Other

The Compensation Committee also considers the accounting, tax, and stockholder dilutive costs of specific compensation programs, and seeks to balance the earnings, tax, and dilutive impact of executive compensation plans with the need to attract, retain and motivate highly qualified executives.

Chief Executive Officer Pay Ratio

In connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, the SEC adopted a rule requiring annual disclosure of the ratio of the annual total compensation (“Total Compensation”) of the Company’s median employee (excluding the Chief Executive Officer), to the Total Compensation of the Company’s Chief Executive Officer (the “CEO Pay Ratio”).

In identifying the median employee, the Company prepared a list of all employees of the Company, excluding the Chief Executive Officer, along with their annual base wages and salaries (“Annual Earnings”) as of October 31, 2021. The median employee was selected from this list. The median employee’s Total Compensation was then calculated by adding to their Annual Earnings all other compensation for fiscal year 2021, which includes stock awards, non-equity incentive plan compensation, the change in pension value and nonqualified deferred compensation earnings, Company-paid life insurance premiums, profit sharing and Company contributions made under our 401(k) plan and personal usage of Company vehicles.

Based on the information above, the CEO Pay Ratio for fiscal year 2021 is as follows:

Median Employee Total Compensation for Fiscal Year 2021	$44,606
CEO Total Compensation for Fiscal Year 2021	$1,319,648
Ratio of Median Employee Total Compensation to CEO Total Compensation for Fiscal Year 2021	30:1

Benchmarking

When making compensation-related decisions, the Compensation Committee believes it is important to be informed as to the current practices of other companies in our industry and/or similar in size or other attributes to the Company and to set compensation levels for our NEOs that are competitive with such companies. As a result, in determining compensation levels for our NEOs and for purposes of determining any potential payments to our NEOs under our annual cash-based and equity-based incentive bonus programs, the Compensation Committee periodically reviews and compares available salary and incentive bonus information of other companies. As a part of such review and comparison, the Compensation Committee uses internally prepared surveys and other publicly and privately available information to compare each component of the Company’s compensation program to the compensation paid to equivalent executive officers at such companies, with a goal of setting competitive compensation levels for each of our executive officers. The results of the benchmarking activities were utilized in designing our compensation program described in the “Elements of Compensation” section. As previously discussed during fiscal year 2021, the Compensation Committee engaged Pearl Meyer, a leading independent compensation consultant, to evaluate NEO compensation.

Limoneira Company	34	2022 Proxy Statement

Risk Assessment

In formulating and evaluating material elements of compensation, the Compensation Committee takes into consideration whether any such programs may encourage excessive risk-taking behavior. Based on such review, the Compensation Committee concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. In making such determination, the Compensation Committee took into consideration the many design features that mitigate the likelihood of inducing excessive risk-taking behavior. In particular, the Compensation Committee believes that our use of restricted stock awards, as the primary equity feature in the compensation program, minimizes the risk that a NEO’s short-term interests may not align with longer-term interests of stockholders.

Our Code of Ethics is applicable to directors, officers, employees, and temporary agency staff members of the Company (collectively, “Covered Persons”). The Company’s policy is to promote high standards of integrity by conducting its affairs honestly and ethically. Each Covered Person must act with integrity and observe the highest ethical standards of business conduct in his or her dealings with the Company’s customers, suppliers, partners, service providers, competitors, employees, and anyone else with whom he or she has contact in the course of performing his or her job. All actions taken by the Company and the Covered Persons, without exception and wherever they may be acting, must be in compliance with the laws, rules, and regulations (including insider trading laws) applicable to the Company in the country, state, and city in which they operate. These laws include compliance with the Foreign Corrupt Practices Act, competition laws, and money laundering laws.

Effect of Say-on-Pay Vote

At our 2021 Annual Meeting of Stockholders, pursuant to a non-binding, advisory vote, the stockholders approved the compensation of our NEOs as disclosed in the proxy statement for such annual meeting. The Compensation Committee has considered the results of this advisory vote and believes that it shows support by our stockholders for our compensation philosophy and the executive compensation programs that implement our philosophy. We have not significantly changed our executive compensation programs following the advisory vote.

Limoneira Company	35	2022 Proxy Statement

Summary Compensation Table for Fiscal Years 2021, 2020 and 2019

The following table sets forth information regarding the compensation for our NEOs for fiscal years 2021, 2020 and 2019. This table should be read in conjunction with the Compensation Discussion and Analysis, which sets for the objectives and other information regarding our executive compensation program.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Harold Edwards, President and Chief Executive Officer(5)	2021	639,600	610,400	—	134	69,514	1,319,648
	2020	662,875	754,800	—	1,490	67,624	1,486,789
	2019	615,379	970,000	—	3,209	55,143	1,643,731
Mark Palamountain, Chief Financial Officer, Treasurer and Corporate Secretary	2021	364,000	305,200	—	—	41,457	710,657
	2020	376,923	377,400	—	—	40,421	794,744
	2019	347,783	486,808	—	—	37,211	871,802
Alex Teague, Chief Operating Officer and Senior Vice President	2021	431,600	305,200	—	—	76,276	813,076
	2020	446,923	377,400	—	—	72,848	897,171
	2019	415,090	516,492	—	—	67,532	999,114

(1)The value of stock awards is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. There were no annual, performance-based, equity incentive bonus shares granted in fiscal year 2022 earned for fiscal year 2021. There were no annual, performance-based equity incentive bonus shares granted in fiscal year 2021 earned for fiscal year 2020. There were no annual, performance- based, equity incentive bonus shares granted in fiscal year 2020 earned for fiscal year 2019. The amounts shown for fiscal years 2021, 2020, and 2019 include the shares comprising the discretionary, equity-based retention awards issued to our NEOs respectively in December 2020, 2019, and 2018.

(2)There were no cash-based incentive bonuses earned for fiscal years 2021, 2020 and 2019 performance.

(3)The amounts shown reflect the change in pension value, which is based upon the change in the present value of the accrued benefit from fiscal years 2020 to 2021, 2019 to 2020, and 2018 to 2019. The change in pension value may be impacted by, among other things, changes in the assumptions used for the discount rate, long-term rate of return and mortality tables used.

(4)All Other Compensation consists of, for each of our NEOs, life insurance premiums, profit sharing and matching contributions under our 401(k) plan, dividends paid on stock awards, and personal use of Company vehicles.

(5)Mr. Edwards does not receive compensation for being a director of the Company.

The following charts reflect fiscal year 2021 compensation mix for our NEOs:

Other NEO's
Salary
Stock Awards
Cash Incentive
Other

Limoneira Company	36	2022 Proxy Statement

Chart of All Other Compensation

Name	Stock Dividends ($)	Company Contributions to 401(k) ($)	Perquisites and Personal Benefits ($)	Insurance Premiums Paid by the Company ($)	Total ($)
Harold Edwards	43,556	21,200	3,602	1,156	69,514
Mark Palamountain	15,981	21,200	3,950	326	41,457
Alex Teague	52,031	21,200	719	2,326	76,276

Grants of Plan-Based Awards in Fiscal Year 2021

The following table provides information about grants of equity and non-equity plan-based awards to the NEOs for performance in the fiscal year ended October 31, 2021, and discretionary, equity-based retention awards granted in fiscal year 2021. These equity-based retention awards amounted to 40,000 shares, 20,000 shares and 20,000 shares for Messrs. Edwards, Palamountain and Teague, respectively.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(1)(3)(4)			All Other Equity Awards Numer of Shares of Units	Grant Date Fair Value of Stock Awards(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum	Threshold	Target	Maximum
Harold Edwards	12/14/2020	$63,960	$159,900	$639,600					—
	12/14/2020				$63,960	$111,930	$159,900		—
	12/14/2020							40,000	$610,400
Mark Palamountain	12/14/2020	$36,400	$91,000	$364,000
	12/14/2020				$36,400	$63,700	$91,000
	12/14/2020							20,000	$305,200
Alex Teague	12/14/2020	$43,160	$107,900	$431,600
	12/14/2020				$43,160	$75,530	$107,900
	12/14/2020							20,000	$305,200

(1)See page 29 of the proxy statement, under “COMPENSATION DISCUSSION AND ANALYSIS — Elements of Compensation — Annual Equity-Based Incentive Bonuses,” for a description of our Equity-Based Incentive Bonus Plan. Under our Equity-Based Incentive Plan, awards that may be paid out are in the form of the number of shares of our common stock that is derived from a percentage of the NEOs’ salary.

(2)These columns show the potential payments for each NEO under the Amended and Restated Plan with respect to fiscal year 2021 performance. Threshold, target, and maximum represent 10%, 25% and 100% of the NEOs’ annual salary. There were no non-equity incentive plan awards earned in fiscal year 2021 by Messrs. Edwards, Palamountain and Teague.

(3)These columns show the potential payments for each of NEO under the Amended and Restated Plan with respect to fiscal year 2021 performance. Threshold, target, and maximum represent 10%, 17.5% and 25% of the NEO’s annual salary. There were no equity-based incentive bonuses earned in fiscal year 2021 by Messrs. Edwards, Palamountain and Teague.

(4)All such shares, whether vested or unvested, are considered issued and outstanding on the date of issuance, and our NEOs have voting rights with respect to, and receive any dividends on, such shares granted to them.

(5)The value of stock awards is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. As described on page 29 of the proxy statement, under “COMPENSATION DISCUSSION AND ANALYSIS — Elements of Compensation — Annual Equity-Based Incentive Bonuses,” equity compensation is generally based on a percentage of the employee’s salary, and the number of shares of common stock issued to each NEO was equal to the relevant percentage of salary divided by the fair value of such stock on the issue date.

Limoneira Company	37	2022 Proxy Statement

Outstanding Equity Awards at 2021 Fiscal Year End

The following table summarizes the total outstanding equity awards as of October 31, 2021 for each NEO:

Name	Discretionary Awards That Have Not Yet Vested (#)	Market Value of Shares That Have Not Yet Vested ($)(1)
Harold Edwards(2)	47,999	$774,224
Mark Palamountain(3)	23,999	$387,104
Alex Teague(4)	23,999	$387,104

(1)Based on a fair market value of our common stock on October 29, 2021 at $16.13 per share.

(2)Discretionary equity-based retention awards: on December 19, 2017, we issued to Mr. Edwards 40,000 shares of restricted stock that vest in five equal, annual installments beginning on October 31, 2018. On December 18, 2018, we issued to Mr. Edwards 40,000 shares of restricted stock that vest in three equal, annual installments beginning on October 31, 2019. On December 20, 2019, we issued to Mr. Edwards 40,000 shares of restricted stock that vest in three equal, annual installments beginning on October 31, 2020. On December 14, 2020, we issued Mr. Edwards 40,000 shares of restricted stock that vest in three equal, annual installments beginning on October 31, 2021.

(3)Discretionary equity-based retention awards: on December 19, 2017, we issued to Mr. Palamountain 20,000 shares of restricted stock that vest in five equal, annual installments beginning on October 31, 2018. On December 18, 2018, we issued to Mr. Palamountain 20,000 shares of restricted stock that vest in three equal, annual installments beginning on October 31, 2019. On December 20, 2019, we issued to Mr. Palamountain 20,000 shares of restricted stock that vest in three equal, annual installments beginning on October 31, 2020. On December 14, 2020, we issued to Mr. Palamountain 20,000 shares of restricted stock that vest in three equal, annual installments beginning on October 31, 2021.

(4)Discretionary equity-based retention awards: on December 19, 2017, we issued to Mr. Teague 20,000 shares of restricted stock that vest in five equal, annual installments beginning on October 31, 2018. On December 18, 2018, we issued to Mr. Teague 20,000 shares of restricted stock that vest in three equal, annual installments beginning on October 31, 2019. On December 20, 2019, we issued to Mr. Teague 20,000 shares of restricted stock that vest in three equal, annual installments beginning on October 31, 2020. On December 14, 2020, we issued to Mr. Teague 20,000 shares of restricted stock that vest in three equal, annual installments beginning on October 31, 2021.

Option Exercises and Stock Vested at 2021 Fiscal Year End

The following table sets forth information about the vesting of restricted stock held by our NEOs during fiscal year 2021:

Name	Discretionary Awards That Vested FY 2021 (#)	Market Value of Shares That Vested FY 2021 ($)(1)
Harold Edwards(2)	48,000	$774,240
Mark Palamountain(3)	24,000	$387,120
Alex Teague(4)	24,000	$387,120

(1)Shares that vested on October 31, 2021 were calculated using the fair market value of our common stock on October 29, 2021 of $16.13 per share.

(2)48,000 shares that vested and valued realized on vesting are in connection with shares issued December 19, 2017, December 18, 2018, December 20, 2019 and December 14, 2020 discretionary equity-based retention awards.

(3)24,000 shares that vested and valued realized on vesting are in connection with shares issued December 19, 2017, December 18, 2018, December 20, 2019, and December 14, 2020 discretionary equity-based retention awards.

(4)24,000 shares that vested and valued realized on vesting are in connection with shares issued December 19, 2017, December 18, 2018, December 20, 2019 and December 14, 2020 discretionary equity-based retention awards.

Limoneira Company	38	2022 Proxy Statement

Pension Benefits

The Company’s defined benefit pension plan is a tax-qualified retirement plan that covers eligible employees of the Company. Effective in June 2004, participation in such plan was frozen so that anyone who was hired by the Company on or after June 2004 is ineligible to participate in such plan. Under the plan, age 65 is considered normal retirement age. Participating employees may retire with benefits as early as age 55, provided they then have at least five years of qualifying service. Normal retirement benefits for a participant are calculated based on such participant’s highest average pay over any five consecutive calendar years of employment. The maximum benefit is payable to employees who retire at age 65 with 30 or more years of service and is equal to 65% of such employee’s highest average pay less 60% of the applicable participant’s estimated annual Social Security benefit. For participating employees who retire at age 65 with less than 30 years of service, their retirement benefit is equal to such maximum benefit amount multiplied by a fraction, the numerator of which is total years of qualifying service and the denominator of which is 30. For participating employees who elect to retire prior to age 65, the benefits under the Company’s defined benefit pension plan that would otherwise be payable to them at age 65 are actuarially reduced to account for the longer period they are expected to be receiving payments.

Benefits are paid in the form of a life annuity, with married employees having the option to elect to receive benefit payments in the form of a 50% joint and survivor annuity. Additionally, participating retiring employees may elect a ten-year certain and life optional form of payment, a contingent annuity with a ten- year certain and life optional form of payment or a 100%, 75% or 50% joint and survivor optional form of payment naming someone other than his or her spouse as joint annuitant.

Participant Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Harold Edwards	Limoneira Company Retirement Plan(2)	0.05	$ 12,732(1)	$0.00

(1)Liabilities shown in this column are computed using the projected unit credit method reflecting average salary and service as of the fiscal year end. The material assumptions used to determine these liabilities can be found in the fiscal year end FAS Disclosures Actuarial Valuation Report, except we assumed no pre-retirement decrements and that retirement occurs at the plan’s earliest unreduced retirement age.

(2)The plan’s benefit formula is integrated with Social Security and is based on the participant’s years of service for the Company and final average compensation. Compensation is limited to the applicable limit under Section 401(a)(17) of the Code. The plan benefit is limited to the applicable limit under Section 415(b) of the Code. Only employees hired before June 30, 2004 are eligible to participate in the plan. In addition, eligibility for the plan occurs no later than the completion of 500 hours of service in the first twelve months of employment. Effective June 30, 2004, the plan was frozen. Additional benefit service cannot be earned after June 30, 2004. Early retirement age is the first day of any month after age 55, provided the participant has earned five years of vesting service at the time of retirement

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on the review and discussion referred to above, the Compensation Committee has recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement and incorporated in the Company’s Annual Report on Form 10-K for the year ended October 31, 2021.

Members of the Compensation Committee:
John W. H. Merriman, Chairperson
Donald R. Rudkin
Edgar A. Terry

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Limoneira Company	39	2022 Proxy Statement

Proposal 2: Advisory Vote on Executive Compensation

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as set forth in Section 14A(a) of the Exchange Act (15 U.S.C. 78n-1), we are asking stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers or “NEOs” as disclosed in this proxy statement in accordance with SEC rules.

As described in detail under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” our executive compensation programs are designed to attract, motivate and retain our NEOs, who are critical to our strategic goals and success. Under our executive compensation program, our NEOs receive compensation that encourages both near-term and long-term growth and successes through compensation linked to performance standards aimed to increase stockholder value.

The Compensation Committee bases its executive compensation decisions on our compensation objectives, which include the following:

•aligning management’s incentives with the interests of our stockholders;

•providing competitive compensation to our NEOs;

•rewarding NEOs for past performance and motivating them to excel in the future; and

•rewarding superior performance of both the Company and each individual executive and encouraging actions that promote our near-term and long-term strategic goals.

We believe that our existing compensation programs have been effective at motivating our NEOs to achieve superior performance and successes for us, aligning compensation with performance measures and stockholder interests and enabling us to attract, retain and motivate talented executive officers.

We are asking our stockholders to indicate their support for our NEOs’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. Accordingly, we will ask our stockholders to approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures by voting FOR the approval of our executive compensation program.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and will review and consider the outcome of this advisory vote when making future compensation decisions for our NEOs and will evaluate whether any actions are necessary.

The Company will include a proposal seeking stockholder approval, on an advisory basis, of the compensation of our NEOs in its proxy statement every year until the Annual Meeting of Stockholders in 2023. In 2023, the Company will include a proposal seeking stockholder approval, on an advisory basis, of the frequency at which the Company shall seek stockholder approval, on an advisory basis, of the compensation of our NEOs.

Required Vote for Stockholder Approval

The affirmative vote of the holders of at least a majority of the outstanding shares present, in person or by proxy, at the Annual Meeting and entitled to vote thereon is required to approve this proposal. Abstentions and broker non-votes will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of this proposal.

Recommendation of the Board

The Board recommends that you vote FOR the approval of the compensation of our NEOs.

Limoneira Company	40	2022 Proxy Statement

Audit Committee Matters

Proposal 3: Ratification of Selection of Independent Auditor

General

The Audit and Finance Committee of the Board has recommended, and the Board now asks that the stockholders of the Company ratify the selection of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending October 31, 2022.

The Audit and Finance Committee appointed Deloitte & Touche LLP, a registered public accounting firm, to audit the annual financial statements for the fiscal year ended October 31, 2021. Based on its past performance during these audits, the Audit and Finance Committee has selected Deloitte & Touche LLP as the independent auditor to perform the audit of our financial statements and internal control over financial reporting for fiscal year 2022.

The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Board is seeking ratification of its selection of Deloitte & Touche LLP from our stockholders as a matter of good corporate practice. If stockholders do not ratify this selection, the Board will reconsider its selection of Deloitte & Touche LLP and may, in its sole discretion, either continue to retain this firm or appoint a new independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to participate in the Annual Meeting via webcast and will have the opportunity to make a statement if they desire to do so but will not be available to respond to appropriate questions.

Fees

The chart below sets forth the total amount, including the amounts by category of service, billed to us by Deloitte & Touche LLP for services performed for fiscal year 2021.

	Fiscal Year 2021 Deloitte & Touche LLP Fees ($)	Fiscal Year 2020 Deloitte & Touche LLP Fees ($)
Audit Fees(1)	$939,051	$1,096,275
Audit-Related Fees(2)	$0	$8,000
Tax Fees(3)	$141,704	$283,025
All Other Fees(4)	$0	$0
Total Fees	$1,080,755	$1,387,300

(1)“Audit Fees” are fees billed for professional services for the audit of our consolidated annual financial statements filed on Form 10-K, the audit of our internal controls over financial reporting, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)“Audit-Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

(3)“Tax fees” are fees billed for professional services rendered in connection with tax compliance, advice and planning.

(4)“All Other Fees” are fees billed for products and services other than those reported in Audit Fees, Audit-Related Fees and Tax Fees.

Limoneira Company	41	2022 Proxy Statement

Pre-Approval Policies and Procedures

The Audit and Finance Committee has responsibility for conducting its appraisal and approval of audit and non-audit services. The Audit and Finance Committee allows delegation to members of the committee to approve additional audit and non-audit services. The Audit and Finance Committee or one of its members pre-approved all the services provided by Deloitte & Touche LLP for the fiscal year ended 2021. In making its recommendation to ratify the selection of Deloitte & Touche LLP as independent auditor for the fiscal year ending October 31, 2022, the Audit and Finance Committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with Deloitte & Touche LLP’s independence.

Required Vote for Stockholder Approval

The ratification of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal at the 2022 Annual Meeting. An abstention will not be counted toward the ratification of Deloitte & Touche LLP as the independent auditor, and the effect of an abstention is the same as a vote against the ratification. Brokers have discretion to vote on the ratification of our independent registered public accounting firm and, as such, no votes on this proposal will be considered broker non-votes.

Recommendation of the Board

The Board recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as independent auditor for the Company for the fiscal year ending October 31, 2022.

Limoneira Company	42	2022 Proxy Statement

Audit and Finance Committee Report

The Audit and Finance Committee’s primary role is to assist the Board in fulfilling its responsibility for oversight of:

(1) the quality and integrity of the consolidated financial statements and related disclosures,

(2) compliance with legal and regulatory requirements,

(3) the independent auditors’ qualifications, independence and performance; and

(4) the performance of our internal audit and control functions.

The Company’s management is responsible for the preparation of the financial statements, the financial reporting process and the system of internal controls. The independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States and issuing an opinion as to the conformity of those audited financial statements to United States generally accepted accounting principles. The Audit and Finance Committee monitors and oversees these processes.

The Audit and Finance Committee has adopted a policy designed to ensure proper oversight of our independent auditor. Under the policy, the Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements among management and the auditor regarding financial reporting), or attestation services. In addition, the Audit and Finance Committee is responsible for pre-approving any non-audit services provided by the Company’s independent auditors. The Audit and Finance Committee’s charter also ensures that the independent auditor discusses with the Audit and Finance Committee important issues such as internal controls, critical accounting policies, any instances of fraud and the consistency and appropriateness of our accounting policies and practices.

The Audit and Finance Committee of the Board has:

•reviewed and discussed with management and Deloitte & Touche LLP, the audited financial statements as of and for the year ended October 31, 2021;

•discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit and Finance Committee concerning independence and discussed with Deloitte & Touche LLP its independence.

Based on these reviews and discussions, the Audit and Finance Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended October 31, 2021 for filing with the SEC.

Members of the Audit and Finance Committee:
Donald R. Rudkin, Chairperson
Robert M. Sawyer
Edgar A. Terry

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Limoneira Company	43	2022 Proxy Statement

Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our stock as of February 1, 2022 by (i) each person who is known to us to be the beneficial owner of more than 5% of the outstanding shares of our stock, (ii) each director, (iii) our NEOs and (iv) all of our directors and officers as a group. The applicable percentage ownership is based on 17,700,038 shares of common stock outstanding as of February 1, 2022, plus the number of shares of common stock to be issued upon the conversion of Series B Convertible Preferred Stock and Series B-2 Convertible Preferred Stock. All holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of common stock.

The number of shares beneficially owned by each entity or individual is determined pursuant to Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire within sixty days through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

There are no arrangements currently known to the Company, the operation of which may at a subsequent date result in a change of control.

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	# of shares	Percentage
5% Beneficial Owners
The Vanguard Group(2) 100 Vanguard Blvd., Malvern, 19355	921,798	4.98%
BlackRock, Inc.(3) 55 East 52nd Street, New York, NY 10056	1,054,011	5.69%
Calavo Growers, Inc.(4) 1141-A Cummings Road, Santa Paula, CA 93060	1,719,185	9.28%
Global Alpha Capital Management Ltd.(5) 1800 McGill College Avenue, Suite 1300, Montreal A8 H3A 3JB	1,976,566	10.67%
Directors and Officers(6)
Elizabeth Blanchard Chess(7)	133,323	*
Harold S. Edwards(8)	159,083	*
Amy Fukutomi	2,374	*
Gordon E. Kimball(9)	39,809	*
Jesus “Chuy” Loza	372,431	2.01%
John W. H. Merriman	143	*
Elizabeth Mora	0	*
Mark Palamountain(10)	58,345	*
Donald R. Rudkin	2,629	*
Robert M. Sawyer(11)	124,168	*
Scott S. Slater	30,063	*

Limoneira Company	44	2022 Proxy Statement

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	# of shares	Percentage
Alex M. Teague(12)	149,471	*
Edgar A. Terry(13)	8,470	*
All Current Officers & Directors	1,080,309	5.83%

(*)Less than 1%

(1)Amount of outstanding shares used to determine the percentage ownership includes 184,875 shares issuable upon conversion of Series B Convertible Preferred Stock, and 633,084 shares issuable upon conversion of Series B-2 Convertible Preferred Stock. The Series B-2 Convertible Preferred Stock is convertible at the market price of our common stock on the conversion date. Conversion of the Series B-2 Convertible Preferred Stock was assumed to have occurred on February 1, 2022 at the market price of $14.69 per share.

(2)Pursuant to Schedule 13G filed on February 10, 2021, the amount reported consists of shares beneficially owned, as of December 31, 2020.

(3)Pursuant to Schedule 13G/A filed on February 1, 2022, the amount reported consists of shares beneficially owned, as of December 31, 2021.

(4)Pursuant to Schedule 13G/A filed on February 14, 2019, the amount reported consists of shares beneficially owned, as of December 31, 2018.

(5)Pursuant to Schedule 13G/A filed on February 10, 2021, the amount reported consists of shares beneficially owned, as of December 31, 2020.

(6)The information provided in this table is based on the Company’s records and information supplied by the officers and directors. The business address for each director and officer is Limoneira Company, 1141 Cummings Road, Santa Paula, CA 93060.

(7)Ms. Chess as a beneficiary of a trust owns shares beneficially. Ms. Chess shares voting and investment power over these shares.

(8)Includes 77,999 restricted shares which 44,666 vest in 2022, 23,333 vest in 2023 and 10,000 vest in 2024. All restricted shares are from discretionary incentive grants given in 2017, 2019, 2020 and 2021. Mr. Edwards has voting and regular dividend rights with respect to these restricted shares, but no right to dispose of such shares. Mr. Edwards owns all shares beneficially as a beneficiary of a trust. This amount also includes 81,371 pledged by Mr. Edwards to Merrill Lynch.

(9)Includes 36,319 shares owned beneficially by Mr. Kimball as a beneficiary of a trust. Mr. Kimball shares voting and investment power over these shares. Also includes 3,490 shares held by Mr. Kimball’s wife.

(10)Includes 38,999 restricted shares which 22,333 vest in 2022, 11,666 vest in 2023 and 5,000 vest in 2024. All restricted shares are from discretionary incentive grants given in 2017, 2019, 2020 and 2021. Mr. Palamountain has voting and regular dividend rights with respect to these restricted shares, but no right to dispose of such shares.

(11)Mr. Sawyer as a beneficiary of two trusts owns shares beneficially. Mr. Sawyer shares voting and investment power over these shares.

(12)Includes 38,999 restricted shares which 23,999 were accelerated and 15,000 were forfeited upon the February 1, 2022 retirement of Mr. Teague.

(13)Mr. Terry as a joint trustee of a trust owns shares beneficially.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of October 31, 2021 about our common stock that may be issued to employees and directors under the Amended and Restated Plan. As of October 31, 2021, other as than described below, no equity securities were authorized for issuance under equity compensation plans not approved by security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issurance Under Equity Compensation Plans(1)(2)
Equity Compensation plans approved by security holders	—	—	-156,036-

(1)The Board approved the Amended and Restated Plan on January 24, 2012 and January 24, 2017 and the stockholders at the Annual Meetings of Stockholders held on March 27, 2012 and March 28, 2017.

(2)As of January 31, 2022, there were no shares of common stock available for future issuance under the Company’s Amended and Restated Plan. The plan terminated on January 23, 2022.

Certain Relationships and Related-Party Transactions

Policy for Approval of Related Party Transactions

In accordance with the terms of our Audit and Finance Committee charter, any transaction required to be disclosed pursuant to SEC regulations (including Item 404 of Regulation S-K) and PCAOB standards, which we refer to as related party transactions, must be identified, reviewed and approved by our Audit and Finance Committee, which is comprised entirely of independent directors. Details of such related party transactions will be discussed with the Company’s independent accountants and publicly disclosed as required by applicable law.

Limoneira Company	45	2022 Proxy Statement

Contractual Arrangements with Related Parties

Calavo Growers, Inc. Office Lease. Calavo Growers, Inc., (“Calavo”) is the beneficial owner of approximately 9.3% of our issued and outstanding common stock as of February 1, 2022. Since 2007, we have leased office space to Calavo. We received approximately $0.3 million for lease payments from Calavo in fiscal year 2021.

Calavo Growers, Inc. Marketing Agreement. During fiscal year 2021, we marketed our avocados through Calavo pursuant to a marketing agreement. We terminated the marketing agreement with Calavo on February 2, 2021. Revenue from Calavo under our marketing agreement was approximately $6.6 million for fiscal year 2021.

Calavo Growers, Inc. During the fiscal year ended October 31, 2021, the Company purchased harvest and distribution center services from Calavo of approximately $0.72 million.

Cadiz / Fenner / WAM Property Lease. Scott S. Slater, a member of the Company’s Board, serves as the CEO, President and a member of the board of directors of Cadiz, Inc. In 2013, the Company entered a long-term lease agreement (the “Lease”) with Cadiz Real Estate, LLC (“Cadiz”), a wholly owned subsidiary of Cadiz, Inc., and currently leases 670 acres located in eastern San Bernardino County, California. The annual base rental is equal to the sum of $200 per planted acre and 20% of gross revenues from the sale of harvested lemons (less operating expenses), not to exceed $1,200 per acre per year. In 2016, Cadiz assigned this lease to Fenner Valley Farms, LLC (“Fenner”), a subsidiary of Water Asset Management, LLC (“WAM”). An entity affiliated with WAM is the holder of 9,300 shares of Limoneira Company Series B-2 convertible preferred stock. Upon the adoption of ASC 842, the Company recorded a Right to Use asset and corresponding lease liability.

Freska Produce International, LLC. Jesus “Chuy” Loza, a member of the Company’s Board, is the managing member and 64% owner of Freska Produce International, LLC, (“Freska”). During fiscal year 2021, the Company marketed approximately 98,569 pounds of avocados through Freska pursuant to a marketing agreement. For fiscal year 2021, Freska paid the Company approximately $0.11 million.

Sawyer Property Group LLC / Sawyer Farming Group LLC. Robert M. Sawyer, a member of the Company’s Board, is the Managing Member of both Sawyer Property Group LLC (“Sawyer Property Group”), and Sawyer Farming Group LLC (“Sawyer Farming Group”). Mr. Sawyer and his wife are 33% owners of Sawyer Property Group and 25% owners of Sawyer Farming Group. The Company rents orchards from both entities. While the Company pays rent to Sawyer Property Group and Sawyer Farming Group, the combined payments to both entities are less than $120,000 per year.

Mutual Water Companies. The Company has representation on the boards of directors of the mutual water companies in which the Company has investments. The Company recorded capital contributions, purchased water and water delivery services and paid amounts due to the mutual water companies. The Company’s investments in various not-for-profit mutual water companies provide the Company with the right to receive a proportionate share of water from each of the not-for-profit mutual water companies that have been invested in and do not constitute voting shares and/or rights. Amounts included in other assets in the consolidated balance sheets as of October 31, 2021 was approximately $6.0 million.

Colorado River Growers, Inc. (“CRG”). The Company had representation on the board of directors of CRG, a non-profit cooperative association of fruit growers engaged in the agricultural harvesting business in Yuma County, Arizona. CRG was dissolved in August 2021. The Company paid harvest expenses of approximately $2.8 million to CRG in fiscal year 2021. The Company provided harvest management and administrative services to CRG and received approximately $0.16 million for such services.

Yuma Mesa Irrigation and Drainage District (“YMIDD”). The Company has representation on the board of directors of YMIDD. The Company purchased water from YMIDD and had amounts payable of approximately $0.12 million for such purchases in fiscal year 2021.

FGF Trapani (“FGF”). On May 30, 2019, the Company acquired a 51% interest in a joint venture, Trapani Fresh, formed with FGF, a multi-generational, family-owned citrus operation in Argentina. The Company advances funds to FGF for fruit purchases that are recorded as an asset until the sales occur and the remaining proceeds become due to FGF. Additionally, FGF provided farming, packing, by-product processing, and administrative services to Trapani Fresh for which the Company recorded $4.1 million of agribusiness revenues and $2.9 of agribusiness expenses in fiscal year 2021. Effective March 1, 2021, Trapani Fresh sells the lemons it grows to FGF, who packs, markets, and sells the fruit to its customers. The Company also records revenue related to the licensing of intangible assets to FGF.

Limoneira Company	46	2022 Proxy Statement

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our stock and our other equity securities with the SEC. As a practical matter, we assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. To the Company’s knowledge, during the fiscal year ended October 31, 2021, or with respect to such fiscal year, all Section 16(a) filing requirements were met, with the exception of one late Form 4 filing on June 16, 2021 by John W. H. Merriman , which filing was late due to an administrative error and no fault of the reporting person.

Proposal 4: Approval of the Limoneira Company 2022 Omnibus Incentive Plan

General

On January 25, 2022, the Board, upon recommendation of the Compensation Committee, approved the adoption of the Limoneira Company 2022 Omnibus Incentive Plan (the “2022 Plan” or the “Plan”) subject to approval by the Company’s stockholders at the Annual Meeting. We are asking stockholders to consider and vote upon a proposal to approve the 2022 Plan. The Limoneira Company Amended and Restated 2010 Omnibus Incentive Plan approved by the Company’s stockholders on March 27, 2012 (the “Amended and Restated Plan”) terminated on January 24, 2022. Upon adoption, the 2022 Plan will become the primary plan used for equity grants to employees, officers and directors of the Company and its affiliates going forward. Any awards granted under the Amended and Restated Plan remain in effect pursuant to the terms of the Amended and Restated Plan and the respective award agreements thereunder.

The Board recommends that you vote for approval of the 2022 Plan in order to allow the Company to continue our equity-based, pay-for-performance compensation philosophy. Equity compensation aligns the compensation of our non-employee directors and employees with the investment interests of our stockholders and promotes a focus on long-term value creation.

The affirmative vote of a majority of our shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the 2022 Plan. Our executive officers and non-employee directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2022 Plan.

The material features and provisions of the 2022 Plan are summarized below. The full text of the 2022 Plan is attached as Appendix A to this Proxy Statement. The following description is not complete and is qualified in its entirety by reference to Appendix A.

Summary of the 2022 Omnibus Plan

Administration

The 2022 Plan provides that the Board may designate a committee of the Board to administer the 2022 Plan. The Board has designated the Compensation Committee (the “Committee”) to administer the 2022 Plan. The Committee will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2022 Plan. The Committee can specify whether, and under what circumstances, awards to be received under the 2022 Plan may be deferred automatically or at the election of either the holder of the award or the Committee. The Committee has authority to interpret the 2022 Plan, and establish rules and regulations for the administration of the 2022 Plan.

Eligible Participants

Any employee of, or consultant to, the Company or its affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, who is selected by the Committee is eligible to receive an award under the 2022 Plan (the “Participants” and each a “Participant”). As of the end of the fiscal year, we had approximately 280 full-time equivalent employees, including executive officers, and nine non-employee directors who would be eligible to participate in the 2022 Plan.

Limoneira Company	47	2022 Proxy Statement

Shares Available For Awards and Other Limits on Awards

The number of shares of common stock issuable pursuant to all awards granted under the 2022 Plan will not exceed 500,000, provided that the aggregate number of shares of common stock with respect to which incentive stock options may be granted will be 400,000. In addition, as provided below, if awards issued under the 2022 Plan expire or otherwise terminate without being exercised or settled, or if awards are settled in cash in lieu of shares, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2022 Plan.

Certain awards under the 2022 Plan are subject to the following limitations on a per Participant basis:

•The maximum number of shares of common stock with respect to which stock options may be granted to any one Participant in any fiscal year is 200,000 shares.

•The maximum number of shares of common stock with respect to which SARs (as defined below) may be granted to any one Participant in any fiscal year is 200,000 shares.

•The maximum aggregate number of restricted shares that may be granted to any one Participant in any fiscal year is 500,000 shares.

•The maximum aggregate number of restricted share units that may be granted to any one Participant in any fiscal year is 500,000 shares.

•The maximum number of shares awarded or credited with respect to performance share-based awards to any one Participant in any performance period is 500,000 shares determined as of the date of payout (or, if paid in cash, the equivalent cash value thereof).

•The maximum number of other stock-based awards in any fiscal year is 200,000 shares or, in the event such other stock-based awards are paid in cash, the equivalent cash value thereof.

•The maximum value of all equity and cash-based compensation granted to a non-employee director in any calendar year cannot exceed $400,000 (and for this purpose, equity value is determined using fair market value on the award date).

•The Committee may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2022 Plan.

Shares of our common stock subject to awards that have been expired or have been forfeited or cancelled, or settled in cash do not count as shares issued under the 2022 Plan. However, (i) if shares of our common stock are tendered or otherwise used in payment of the exercise price of any stock option, the total number of shares covered by the stock option being exercised will count as shares issued under the 2022 Plan; (ii) shares of our common stock withheld by the Company to satisfy a tax withholding obligation will count as shares issued under the 2022 Plan; and (iii) the number of shares of our common stock covered by a SAR, to the extent it is exercised and settled in shares, and whether or not shares are actually issued to the Participant upon exercise of the SAR, will be considered issued or transferred pursuant to the 2022 Plan. If, under the 2022 Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of our common stock based on fair market value, shares will not count as shares issued under the 2022 Plan.

Types of Awards and Terms and Conditions

The 2022 Plan permits the granting of:

•stock options (including both incentive and non-qualified stock options);

•stock appreciation rights (“SARs”);

•restricted shares and restricted share units;

•performance share-based awards;

•substitute awards;

•dividend equivalents;

•other share-based awards; and

•performance compensation awards.

Limoneira Company	48	2022 Proxy Statement

The fair market value of a share will be the closing per-share price (excluding any “after hours” trading) of the shares of our common stock (i) as reported by NASDAQ for such date, or (ii) if the shares of our common stock are listed on a national stock exchange other than the NASDAQ, the closing per-share sale price of the shares of our common stock as reported on the stock exchange composite tape for securities traded on such stock exchange for such date.

Stock Options. The holder of a stock option will be entitled to purchase a number of shares of our common stock at a specified exercise price not less than the fair market value of the underlying shares (or 110% of fair market value in the case of an incentive stock option granted to a 10% employee-stockholder) during a specified time period, all as determined by the Committee. Each stock option is exercisable at such times and subject to such terms and conditions as the Committee determines, and no stock option will be exercisable more than ten years from the grant date (or five years in the case of an incentive stock option granted to a 10% employee-stockholder). The stock option exercise price may be payable either in cash, shares of our common stock or a combination thereof, as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under a stock option.

Stock Appreciation Rights. The Committee will determine the Participants to whom SARs will be granted, the number of shares of our common stock to be covered by each SAR, the grant price and the conditions and limitations applicable to the exercise thereof. Generally, each SAR will entitle a Participant upon exercise to an amount equal to the excess of the fair market value of a share on the date of exercise of the SAR over the grant price. The Committee will determine whether a SAR will be settled in cash, shares of our common stock or a combination of cash and shares.

Restricted Share and Restricted Share Units. Restricted share awards consist of shares of common stock that are transferred to the Participant subject to restrictions imposed by the Committee that may result in forfeiture if specified conditions are not satisfied. Restricted share units result in the transfer of shares or cash to the Participant only after specified conditions are satisfied. The Committee will determine the Participants to whom restricted shares and/or the number of restricted share units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the restricted shares and restricted share units may be forfeited to the company.

Performance Share-Based Awards. The Committee may award performance share-based awards that consist of a right which is (i) denominated in cash or shares of our common stock, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during performance periods established by the Committee, and (iii) payable at such time and in such form as determined by the Committee. Performance share-based awards may be paid in a lump sum or in installments following the close of the applicable performance periods.

Dividend Equivalents. Dividend equivalents entitle Participants to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of dividends paid by the Company to its stockholders on a current or deferred basis consistent with Section 409A; provided, that in the case of awards with respect to which any applicable performance criteria have not been achieved, dividend equivalents may be paid only on a deferred basis, to the extent the underlying award vests; provided further, that dividends and dividend equivalents will not be paid or distributed unless and until the underlying award ceases to be subject to a substantial risk of forfeiture.

Other Share-Based Awards. The Committee may grant Participants other share-based awards, which will consist of any right that is (i) not an award described above and (ii) an award of shares of our common stock or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock. The Committee will determine the terms and conditions of any such other share-based award, including the price, if any, at which securities may be purchased pursuant to any other share-based award granted under the 2022 Plan.

Performance Compensation Awards. The Committee has the authority, at the time of grant of any restricted share, restricted share unit, performance share-based award and other share-based award to designate such award as a performance compensation award. The payment of any performance compensation award is subject to the terms and conditions as set forth in the 2022 Plan.

Duration, Termination and Amendment

The 2022 Plan will be effective as of the date of its approval by the Board, January 25, 2022, subject to approval of the 2022 Plan by the stockholders of the Company, and, unless earlier terminated by the Board, will terminate on January 24, 2032. No awards may be made under the 2022 Plan after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2022 Plan prior to termination may extend beyond the end of such period through the award’s normal expiration date.

Limoneira Company	49	2022 Proxy Statement

The Board may amend, alter or discontinue the 2022 Plan at any time, although prior stockholder approval must be obtained for any action that would materially (i) increase the benefits accruing to Participants under the 2022 Plan; (ii) increase the number of securities that may be issued under the 2022 Plan; or (iii) modify the requirements for participation in the 2022 Plan; or must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ, or, if the shares of our common stock are not traded on the NASDAQ, the principal national securities exchange upon which the shares of our common stock are traded or quoted. Any amendment to the 2022 Plan, or any outstanding award, is subject to compliance with all applicable laws, rules and policies of any applicable governmental entity or securities exchange, including any required approval.

The Committee may amend or terminate any outstanding award, but (except as provided below with respect to certain Change of Control (as defined below) transactions) not without the written consent of any award recipient or beneficiary if such action would adversely affect the rights of the holder of the award.

Change of Control

Upon the sale, lease, transfer, conveyance, or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934 (the “Exchange Act”)), any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares of our common stock that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation, or otherwise, or any other similar corporate transaction, or during any period of two consecutive years individuals who at the beginning of such period constituted the Board (together with any directors elected that were approved by the Board) cease to constitute a majority of the Board (“Change of Control”), then to the extent not assumed, converted or replaced by the resulting entity, all outstanding stock options and SARs will become fully exercisable, all restrictions with respect to outstanding awards will lapse and become vested and non-forfeitable, and certain specified performance goals with respect to outstanding awards will be deemed to be satisfied at target; provided that, if payment of restricted and performance share-based awards or performance compensation awards under the 2022 Plan or an award agreement would cause a payment of nonqualified deferred compensation that is subject to Section 409A will be subject to additional considerations set forth under the 2022 Plan. Notwithstanding the foregoing, the Committee may determine: (i) that for each stock option and SAR the Participant will receive a payment in cancellation thereof equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of shares of our common stock in the Change of Control transaction and the exercise price of the applicable stock option or SAR, if such difference is positive; and (ii) for any stock options and SARs with an exercise price that is higher than the per share consideration received by holders of shares of our common stock in connection with the Change of Control will be cancelled for no additional consideration. To the extent outstanding awards are assumed, converted or replaced by the resulting entity, the awards will continue to vest in accordance with their terms (provided that any performance share-based goals shall be deemed achieved at target performance), except that such awards will vest if within the twelve month period following the Change in Control the Participant terminates employment without cause or for good reason.

Transferability of Awards

Each award, and each right under any award, will be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No award may be sold, assigned, alienated, pledged, attached, or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer, or encumbrance will be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary will not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.

U.S. Federal Income Tax Aspects of Certain Awards

The following is a general summary of the federal income tax treatment of awards which are authorized for grant under the 2022 Plan, based upon the provisions of the Code in effect as of the date of this proxy statement. This summary is not intended to be exhaustive, does not discuss the tax consequences upon a Participant’s death nor any federal surtaxes, and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. Participants in the 2022 Plan should consult their tax advisors with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of awards granted under the 2022 Plan.

Limoneira Company	50	2022 Proxy Statement

Incentive Stock Options.  An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code. Option holders who neither dispose of their shares of our common stock within two years of the date that the stock option was granted or within one year following the exercise of the stock option, normally recognize a capital gain or loss on the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of the shares of our common stock, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares of our common stock within two years after the date of grant of those stock options or within one year after the date of exercise, which we refer to as a disqualifying disposition, the difference between the fair market value of the shares of our common stock on the exercise date and the stock option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on the disqualifying disposition of the shares of our common stock generally results in a deduction by the Company for federal income tax purposes. The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the option holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to option holders subject to the alternative minimum tax.

Nonqualified Stock Options.  Stock options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the stock option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the stock option exercise price and the fair market value of the shares of our common stock on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares of our common stock acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. The Company should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a Participant. Upon exercise, the Participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. If the Participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Share Awards. A Participant acquiring restricted shares generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the Participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the restricted shares are acquired. Upon the sale of shares acquired pursuant to a restricted share award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Share Unit Awards. There generally are no immediate tax consequences of receiving an award of restricted share units. A participant who is awarded restricted share units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Share-Based Awards. A participant generally will recognize no income upon the grant of a performance share-based. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or non-restricted shares received. If the Participant

Limoneira Company	51	2022 Proxy Statement

is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Deductibility of Compensation.  The Code limits publicly held corporations’ compensation deductions per “covered employee” (the principal executive officer, principal financial officer, the next three most highly-compensated officers, and any individual who was a covered employee since January 1, 2017) to $1 million per year. Despite this, we reserve the right to grant awards under the 2022 Plan even though such awards may not entitle us to a tax deduction.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2022 Plan. In addition, the Committee in its discretion will determine the number and types of awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible Participants if the 2022 Plan were to be approved by the stockholders.

Required Vote to approve the 2022 Plan

The affirmative vote of the holders of at least a majority of the outstanding shares present, in person or by proxy, at the Annual Meeting and entitled to vote thereon is required to approve this proposal. Abstentions and broker non-votes will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of this proposal.

Recommendation of the Board

The Board recommends that you vote “FOR” the approval of the Limoneira Company 2022 Omnibus Incentive Plan.

Limoneira Company	52	2022 Proxy Statement

Stockholder Communications with the Board

The Company has established a process for stockholders to send communications by mail to the Board: Corporate Secretary, Limoneira, 1141 Cummings Road, Santa Paula, CA 93060. Stockholders may send communications to the Board as a group via the Investor Relations section of our website, www.limoneira.com, under the headings “Investor — Corporate Governance — Contact the Board.” Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. Material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. This information also appears in the Investor Relations section of our website, www.limoneira.com, under the headings “Investor — Corporate Governance — Contact the Board.”

Limoneira Company	53	2022 Proxy Statement

Stockholder Proposals for 2023 Annual Meeting

Stockholder Proposals — Inclusion in Company Proxy Statement

For a stockholder proposal to be considered by us for inclusion in our Proxy Statement and form of proxy relating to the 2023 Annual Meeting of Stockholders, the proposal must be received by October 18, 2022, as prescribed by rules under the Exchange Act.

Other Stockholder Proposals — Business to be Conducted at the Annual Meeting

With respect to stockholder proposals not wishing to be included in the our Proxy Statement and form of proxy, but rather to be brought as business at the Annual Meeting of Stockholders, our Bylaws prescribe certain advance notice procedures independent of the notice requirement and deadline described above. Our Bylaws state that, to be timely, notice and certain related information must be received at the principal executive offices of the Company addressed to the attention of the secretary not earlier than the November 15 immediately preceding such annual meeting nor later than the close of business on the ninetieth (90th) day immediately preceding the scheduled date of such annual meeting. Therefore, to be timely under our Bylaws, a proposal for the 2023 Annual Meeting of Stockholders not included by or at the direction of the Board must be received no earlier than November 15, 2022 and no later than December 21, 2022.

Stockholder Nominations of Directors

To make a director nomination, a stockholder must give written notice to our Secretary at our principal executive office at 1141 Cummings Road, Santa Paula, California 93060. In order for a notice to be timely, it must be delivered to our Secretary at the principal executive office not earlier than the November 15 immediately preceding such annual meeting nor later than the close of business on the 90th day immediately preceding the scheduled date of such annual meeting.

When directors are to be elected at a special meeting, such notice must be given not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

In addition to any other requirements, for a stockholder properly to bring a nomination for director before either an annual or special meeting, the stockholder must be entitled to vote at the meeting.

The stockholder submitting the recommendation must submit:

•the stockholder’s name and address as they appear on the share register of the Company; and

•the class, series and number of shares of stock which are owned beneficially and of record by such stockholder.

In addition, any such notice from a stockholder recommending a director nominee must include the following information:

•the candidate’s name, age, business address and residence address;

•the candidate’s principal occupation or employment;

•the number of shares of stock that are beneficially owned by the candidate;

•a written consent from the candidate to being named in the proxy statement as a nominee and to serving as director, if elected; and

•any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for election of directors under the federal securities laws, including Regulation 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

We may require any proposed nominee to furnish any additional information that we reasonably require to enable our Nominating and Corporate Governance Committee to determine the eligibility of the proposed nominee to serve as a director. Candidates are evaluated based on the standards, guidelines and criteria discussed above as well as other factors contained in the Nominating and Corporate Governance Committee’s charter, other Company policies and guidelines and the current needs of the Board. The presiding officer at the Annual Meeting, in his or her sole discretion, has the power and duty to determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedures set forth in the Bylaws.

Limoneira Company	54	2022 Proxy Statement

United States Securities and Exchange Commission Reports

Copies of our Annual Report on Form 10-K for the year ended October 31, 2020, as filed with the SEC, are available to stockholders free of charge on our website at www.limoneira.com under the headings “Investor — Financial Information” or by writing to us at 1141 Cummings Road, Santa Paula, California 93060, Attention: Investor Relations.

Limoneira Company	55	2022 Proxy Statement

Delivery of Documents to Stockholders Sharing an Address

Some brokers and we have adopted “householding,” a procedure under which stockholders who have the same address will receive a single set of proxy materials, unless one or more of these stockholders provides notice that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you participate in householding and wish to receive a separate set of proxy materials, or if you wish to receive separate copies of future notices, annual reports and proxy statements, please call 1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will deliver the requested documents to you promptly upon your oral or written request.

Any stockholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions, Inc. at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank or other nominee to request information about householding.

Limoneira Company	56	2022 Proxy Statement

Other Matters

We know of no other business that will be brought before the Annual Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will, at their discretion and in accordance with their best judgment, vote upon such proposal.

Limoneira Company	A-1	2022 Proxy Statement

Appendix A

Limoneira Company 2022 Omnibus Incentive Plan
(as approved by the Board of Directors on January 25, 2022)
(as approved by the stockholders on _____, 2022)

Section 1. Purpose. The purposes of this Limoneira Company 2022 Omnibus Incentive Plan (the “Plan”) are to promote the interests of Limoneira Company and its stockholders by (i) attracting and retaining employees and directors of, and consultants to, the Company and its Affiliates, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company. This Plan is intended to replace the prior Limoneira Company Amended and Restated 2010 Omnibus Incentive Plan, as amended (the “Prior Plan”), which Prior Plan terminated on January 24, 2022. Notwithstanding the foregoing, any awards granted under the Prior Plan shall remain in effect pursuant to the terms of the Prior Plan and the respective award agreements thereunder.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean any employer with which the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code, applied using fifty percent (50%) as the percentage of ownership required under such Code sections; provided, however, that the term Affiliate shall be construed in a manner in accordance with the registration provisions of applicable securities laws.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award, Performance Share-Based Award, Other Share-Based Award, or Performance Compensation Award made or granted from time to time hereunder.

(c) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant, including by electronic means, as provided in Section 14(f).

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause,” as a reason for a Participant’s termination of employment or service, shall have the meaning assigned such term in the employment, severance, or similar agreement, if any, between the Participant and the Company or an Affiliate. If the Participant is not a party to an employment, severance, or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean:

(i)the intentional engagement in any acts or omissions constituting dishonesty, breach of a fiduciary obligation, wrongdoing, or misfeasance, in each case, in connection with a Participant’s duties or otherwise during the course of a Participant’s employment or service with the Company or an Affiliate;

(ii)the commission of a felony or the indictment for any felony, including, but not limited to, any felony involving fraud, embezzlement, moral turpitude, or theft;

(iii)the intentional and wrongful damaging of property, contractual interests, or business relationships of the Company or an Affiliate;

(iv)the intentional and wrongful disclosure of secret processes or confidential information of the Company or an Affiliate in violation of an agreement with, or a policy of, the Company or an Affiliate;

(v)the continued failure to substantially perform the Participant’s duties for the Company or an Affiliate;

(vi)current alcohol or prescription drug abuse affecting work performance;

(vii)current illegal use of drugs; or

(viii)any intentional conduct contrary to the Company’s or an Affiliate’s written policies or practices.

Limoneira Company	A-2	2022 Proxy Statement

(f) “Change of Control” shall mean the occurrence of any of the following:

(i)the sale, lease, transfer, conveyance, or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); or

(ii)any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation, or otherwise, or

(iii)during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, but excluding any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) cease for any reason to constitute a majority of the Board, then in office.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two (2) directors, each of whom is required to be a “Nonemployee Director” (within the meaning of Rule 16b-3) to the extent Rule 16b-3 is applicable to the Company and the Plan.

(i) “Company” shall mean Limoneira Company, a Delaware corporation, together with any successor thereto.

(j) “Effective Date” shall have the meaning ascribed to it in Section 16(a).

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” shall mean, except as otherwise provided in the applicable Award Agreement,

(i)with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee in accordance with objective, arm’s length standards; and

(ii)with respect to the Shares, as of any date:

(A)the closing per-share sale price (excluding any “after hours” trading) of the Shares (aa) as reported by the National Association of Securities Dealers Automated Quotations (“NASDAQ”) for such date, or (bb) if the Shares are listed on a national stock exchange other than the NASDAQ, the closing per-share sale price of the Shares as reported on the stock exchange composite tape for securities traded on such stock exchange for such date, or

(B)in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A).

(m) “Fiscal Year” shall mean the Company’s fiscal year beginning each November 1 and ending the following October 31.

(n) “Good Reason” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance, or similar agreement, if any, between the Participant and the Company or an Affiliate. If the Participant is not a party to an employment, severance, or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, for purposes of this Plan, the Participant shall not be entitled to terminate his employment or service for Good Reason.

(o) “Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan (and which is so designated in the applicable Award Agreement) and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code and the regulations thereunder.

Limoneira Company	A-3	2022 Proxy Statement

(p)  “Nonqualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that does not qualify as an Incentive Stock Option.

(q) “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

(r) “Other Share-Based Award” shall mean any right granted under Section 10 of the Plan.

(s) “Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or nonemployee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan or who receives a Substitute Award.

(t) “Performance Share-Based Award” shall mean any right granted under Section 9 of the Plan.

(u) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(v) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or an Affiliate, division, or operational unit of the Company or an individual service provider). The Performance Criteria applicable to any Award shall be based on one or more of the following criteria: (i) return measures, including, but not limited to, return on assets, net assets, stockholders’ equity, stockholder returns, capital, invested capital, sales, or revenue; (ii) revenue; (iii) average revenue; (iv) profit margin; (v) earnings per Share; (vi) net earnings or net income (before or after taxes), net income compared to average net income over a period, net income as a percentage determinant to multiply times salary; (vii) operating earnings; (viii) net sales or revenue growth; (ix) cash flow, including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, average cash, cash from activities, cash from activities compared to average cash from activities over a period, and cash flow return on investment; (x) earnings before or after interest, taxes, depreciation and amortization; (xi) net operating profit; (xii) growth of business; (xiii) operating expenses; (xiv) capital expenses; (xv) cost or expense targets; (xvi) share price, including, but not limited to, growth measures and total shareholder return; (xvii) enterprise value; (xviii) equity market capitalization; (xix) cost reduction or savings; (xx) performance against operating budget goals; (xxi) margins; (xxii) customer satisfaction; (xxiii) working capital targets; (xxiv) working value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (xxv) completion of securities offering; (xxvi) completion of corporate refinancing; (xxvii) sales or market share; (xxviii) operating objectives or activities; or (xxix) individually specified objectives.

(w)  “Performance Formula” shall mean, for a Performance Period, one or more objective formulas applied against the relevant Performance Goals to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(x) “Performance Goals” shall mean, for a Performance Period, one or more goals as may be established in writing by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants:

(i)in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development affecting the Company; or

(ii)in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions, including any changes in tax laws; or

(iii)in the event of, or in anticipation of, any asset write-downs; or

(iv)in the event of, or in anticipation of, any litigation or claims judgments or settlements; or

(v)in the event of, or in anticipation of, any reorganization and restructuring programs; or

(vi)in the event of, or in anticipation of, any acquisitions or divestitures; or

Limoneira Company	A-4	2022 Proxy Statement

(vii)in the event of, or in anticipation of, any foreign exchange gains and losses; or

(viii)in the event of, or in anticipation of, any change in the Company’s fiscal year.

(y) “Performance Period” shall mean the one (1) or more periods of time of at least twelve (12) consecutive months in duration (usually a Fiscal Year), as the Committee may select, over which the attainment of one (1) or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(z) “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government, or political subdivision.

(aa) “Plan” shall mean this Limoneira Company 2022 Omnibus Incentive Plan, as may be amended from time to time in accordance with Section 12 hereof.

(bb) “Prior Plan” shall have the meaning specified in Section 1.

(cc) “Restricted Share” shall mean any physical or electronic book-entry Share granted under Section 8 of the Plan.

(dd) “Restricted Share Unit” shall mean any unit that represents an unfunded and unsecured promise to deliver Shares or some other form of payment in the future granted under Section 8 of the Plan.

(ee) “Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

(ff) “SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

(gg) “Section 409A” shall mean Section 409A of the Code and the regulations and other guidance issued thereunder as in effect from time to time.

(hh) “Separation from Service” shall mean a termination from employment or service of an employee or other service provider with the Company and all Affiliates; provided that the employment relationship shall be considered to continue while the individual is on military leave, sick leave, or other bona fide leave of absence so long as the period of such absence does not exceed six (6) months, or, if longer, so long as the individual retains a right to reemployment with the Company or Affiliate under an applicable statute or by contract. An employee or other service provider is presumed to have separated from service where the level of bona fide services preformed decreases to a level equal to twenty percent (20%) or less than the average level of services performed by the employee or other service provider during the immediately preceding thirty-six-(36-) month period. In all applicable cases, whether an employee or other service provider has incurred a Separation from Service shall be determined in accordance with Section 409A.

(ii) “Shares” shall mean the common stock of the Company, $0.01 par value, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares, or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(d) of the Plan; provided that such other securities shall, for Options and Stock Appreciation Rights, always constitute “service recipient stock” within the meaning of Section 409A.

(jj) “Specified Employee” shall mean a “specified employee” within the meaning of Section 409A and the Company’s Specified Employee determination policy, if any.

(kk) “Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

(ll) “Substitute Awards” shall have the meaning specified in Section 4(e) of the Plan.

(mm) “Ten Percent Shareholder” shall mean an individual who, at the time an Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation of the Company. An individual shall be considered as owning the stock owned, directly or indirectly, by or for the individual’s brothers and sisters, spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

Limoneira Company	A-5	2022 Proxy Statement

Section 3. Administration.

(a) Committee; Powers of. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law (including Section 409A), and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(i)designate Participants;

(ii)determine the type or types of Awards to be granted to a Participant and grant Awards;

(iii)determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(iv)determine the terms and conditions of any Award and Award Agreement;

(v)determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A);

(vii)interpret, administer, or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan;

(viii)establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(ix)establish and administer Performance Goals and determine whether, and to what extent, they have been attained; and

(x)make any other decision or determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Notwithstanding the foregoing, Awards to Non-Employee Directors in compliance with Section 4(a)(vii) shall only be made in accordance with the terms, conditions and parameters of a program or policy for the compensation of Non-Employee Directors adopted by the Board as in effect from time to time, and the Committee may not make awards to Non-Employee Directors outside of the terms of such program or policy.

(b) Unless otherwise expressly provided in the Plan or limited by Section 409A, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c) The mere fact that a Committee member shall fail to qualify as a “Nonemployee Director” within the meaning of Rule 16b-3 shall not invalidate any Award made by the Committee, which Award is otherwise validly made under the Plan.

(d) No member of the Committee shall be liable to any Person for any action or determination made in good faith with respect to the Plan or any Award hereunder.

(e) The Committee may delegate to one or more officers of the Company (or, in the case of Awards of Shares, the Board may delegate to a committee made up of one or more directors) the authority to grant Awards to Participants who are not executive officers or directors of the Company subject to Section 16 of the Exchange Act.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(d), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, Five Hundred Thousand (500,000) Shares; provided that the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be Four Hundred Thousand (400,000) Shares.

Limoneira Company	A-6	2022 Proxy Statement

(b) Fiscal Year/Performance Period Award Limits. Subject to the overall limitations in Section 4(a), individual Awards shall be subject to the following limitations on a per Participant basis:

(i)Stock Options. The maximum number of Shares with respect to which Nonqualified Stock Options and Incentive Stock Options may be granted to any one Participant in any Fiscal Year shall be Two Hundred Thousand (200,000) Shares.

(ii)Stock Appreciation Rights. The maximum number of Shares with respect to which any Stock Appreciation Rights may be granted to any one Participant in any Fiscal Year shall be Two Hundred Thousand (200,000) Shares.

(iii)Restricted Shares. The maximum aggregate number of Shares of Restricted Shares that may be granted to any one Participant in any Fiscal Year shall be Five Hundred Thousand (500,000) Shares.

(iv)Restricted Share Units. The maximum aggregate number of Shares of Restricted Share Units that may be granted to any one Participant in any Fiscal Year shall be Five Hundred Thousand (500,000) Shares.

(v)Performance Share-Based Awards. The maximum number of Shares awarded or credited with respect to Performance Share-Based Awards to any one Participant in a single Performance Period may not exceed Five Hundred Thousand (500,000) Shares determined as of the date of payout, or, in the event such Performance Share-Based Awards are paid in cash, the equivalent cash value thereof.

(vi)Other Share-Based Awards. The maximum number of Shares that may be granted as Other Share-Based Awards in respect of any Fiscal Year shall be Two Hundred Thousand (200,000) Shares or, in the event such Other Share-Based Awards are paid in cash, the equivalent cash value thereof.

(vii)Nonemployee Director Awards. During any Fiscal Year, a Participant who is a “Nonemployee Director” within the meaning of Rule 16b-3 may not receive aggregate compensation for their services as a director, including any cash compensation, other compensation and the value of any Awards under this Plan (based on Award date Fair Market Value), in excess of Four Hundred Thousand Dollars ($400,000).

(c) Shares Counted. Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered, or recorded in book-entry form, to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. Notwithstanding anything to the contrary contained herein:

(i)if Shares are tendered or otherwise used in payment of the exercise price of an Option, the total number of Shares covered by the Option being exercised shall reduce the aggregate limit described in Section 4(a);

(ii)Shares withheld by the Company to satisfy a tax withholding obligation shall count against the aggregate limit described in Section 4(a) and the limits described in Section 4(b);

(iii)the number of Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued and transferred or recorded and held in book-entry form pursuant to the Plan; and

(iv)to the extent that any outstanding Award is settled in cash in lieu of Shares, the Shares allocable to such portion of the Award may again be subject to an Award granted under the Plan.

(d) Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares, such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust, subject to the proviso of Section 2(ii) (definition of Shares) and any other requirements under Code Sections 422, 424, and 409A, any or all of:

Limoneira Company	A-7	2022 Proxy Statement

(i)the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted;

(ii)the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards; and

(iii)the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right.

(e) Substitute Awards. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(f) Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares; provided, however, if the Company so determines, Shares delivered may consist of Shares purchased in the market.

(g) Minimum Vesting Requirements. All Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year. For purposes of awards to Nonemployee Directors, a vesting period will be deemed to be one (1) year if it begins on the date of one annual meeting of the Company’s stockholders and ends on the date of the Company’s next succeeding annual meeting of stockholders. Notwithstanding the foregoing, the minimum vesting requirements of this Section 4(g) shall not apply with respect to a maximum of five percent (5%) of the Shares authorized under the Plan pursuant to Section 4(a).

Section 5. Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates (including any prospective employee, but not before his hire date), or nonemployee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

Section 6. Stock Options.

(a) Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option (which shall be fixed on the date of grant and set forth in the applicable Award Agreement), the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Nonqualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. As required by Section 409A, Nonqualified Stock Options shall have a grant price equal to or greater than the Fair Market Value per Share as of the date of grant. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options. No Option shall include any feature for the deferral of income other than the deferral of recognition of income until the later of the exercise or disposition of the Option.

(b) Exercise Price. The Committee shall determine and establish the exercise price at the time each Option is granted; provided that such exercise price shall be set forth in the applicable Award Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; and provided, further, that if the Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise price of the Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of the grant of the Option.

Limoneira Company	A-8	2022 Proxy Statement

(c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. No Option shall be exercisable more than ten (10) years from the date of grant; provided, however, that in the case of a Ten Percent Shareholder, no Incentive Stock Option shall be exercisable later than the fifth (5th) year anniversary of the date of its grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. To the extent that the aggregate Fair Market Value of the Shares with respect to Options designated as Incentive Stock Options plus the incentive stock options granted by any Affiliate are exercisable for the first time by a Participant during any calendar year under all plans of the Company and Affiliates exceeds one hundred thousand dollars ($100,000), such options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (i) Options shall be taken into account in the order in which they are granted, and (ii) the Fair Market Value of the Shares shall be determined as of the time the Incentive Stock Option or other incentive stock option is granted.

(d) Payment.

(i)No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made as provided in the Award Agreement:

(A)in cash, or its equivalent, or

(B)by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six (6) months and acquired other than through an Incentive Stock Option), or

(C)subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price or by a combination of the foregoing;

provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price and the taxes, if any, required to be withheld.

(ii)Proof of Share Ownership. Wherever in any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(e) Disqualifying Dispositions. A Participant shall be obligated to give the Company or any Affiliate for which the Participant works notice of any disposition of any Incentive Stock Option prior to the applicable holding periods.

Section 7. Stock Appreciation Rights.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award (which shall be set on the date of grant and specified in the Award Agreement), the grant price thereof and the conditions and limitations applicable to the exercise thereof. As required by Section 409A, Stock Appreciation Rights shall have a grant price equal to or greater than the Fair Market Value per Share as of the date of grant. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award; provided that the Stock Appreciation Rights granted in tandem with an Award shall be granted at the same time as the other Award.

(b) Exercise and Payment. The grant price of a Stock Appreciation Right per Share shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. No Stock Appreciation Right shall be exercisable more than ten (10) years from the date of grant. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof times the number of Shares exercised. The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares, or a combination of cash and Shares.

Limoneira Company	A-9	2022 Proxy Statement

(c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate; provided that the Stock Appreciation Right shall not include any feature for the deferral of income other than the deferral of income until the exercise of the Stock Appreciation Right.

Section 8. Restricted Shares and Restricted Share Units.

(a) Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Restricted Share Units and Restricted Shares shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b) Transfer Restrictions. Restricted Share Units and Restricted Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered, except, in the case of Restricted Shares, as provided in the Plan or the applicable Award Agreements. Unless otherwise directed by the Committee:

(i)certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company; or

(ii)Restricted Shares shall be held at the Company’s transfer agent in book-entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

(iii)upon the lapse of the restrictions applicable to such Restricted Shares, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative; the transfer agent shall remove the restrictions relating to the transfer of such Shares; or, if so requested by the Participant, the unrestricted certificates or Shares, as applicable, shall continue to be held on behalf of the Participant.

(c) Payment. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities, or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any of Restricted Shares shall be withheld by the Company subject to vesting of the Restricted Shares pursuant to Section 10(b) or the terms of the applicable Award Agreement, or may be reinvested in additional Restricted Shares, as determined by the Committee and specified in the Award Agreement on the date of grant. Dividend equivalents may be credited on Restricted Share Units as additional Restricted Share Units, if so determined by the Committee and specified in the Award Agreement on the date of grant.

Section 9. Performance Share-Based Awards.

(a) Grant. The Committee shall have sole authority to determine the Participants who shall receive a “Performance Share-Based Award,” which shall consist of a right which is:

(i)denominated in cash or Shares;

(ii)valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish; and

(iii)payable at such time and in such form (in accordance with Section 409A, if applicable) as the Committee shall determine and specify in the Award Agreement on the date of grant.

(b) Terms and Conditions. Subject to the terms of the Plan and the applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any target Performance Share-Based Award, and the amount and kind of any final payment or transfer to be made pursuant to any Performance Share-Based Award depending upon achievement of Performance Goals.

(c) Payment of Performance Share-Based Awards. Performance Share-Based Awards may be paid in a lump sum or in installments following the close of the Performance Period as set forth in the Award Agreement on the date of grant.

Limoneira Company	A-10	2022 Proxy Statement

Section 10. Other Share-Based Awards.

(a) General. The Committee shall have authority to grant to Participants an “Other Share-Based Award,” which shall consist of any right which is:

(i)not an Award described in Sections 6 through 9 above; and

(ii)an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed applicable by the Committee after consultation with legal counsel, with Rule 16b-3 and applicable law, including Section 409A. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Share-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Share-Based Award granted under this Plan.

(b) Dividend Equivalents. In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights), whether made as an Other Share-Based Award under this Section 10 or as an Award granted pursuant to Sections 8 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, or other property on a current or deferred basis consistent with Section 409A; provided, that in the case of Awards with respect to which any applicable Performance Criteria have not been achieved, dividend equivalents may be paid only on a deferred basis, to the extent the underlying Award vests; provided further, that dividends and dividend equivalents shall not be paid or distributed unless and until the underlying Award ceases to be subject to a substantial risk of forfeiture. Unless otherwise provided in the applicable Award Agreement, dividends and dividend equivalents will be paid or distributed no later than the fifteenth (15th) day of the third (3rd) month following the later of (i) the calendar year in which the corresponding dividends were paid to the Company’s stockholders, or (ii) the first (1st) calendar year in which the Participant’s right to such dividends and dividend equivalents is no longer subject to a substantial risk of forfeiture.

Section 11. Performance Compensation Awards.

(a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 8 through 10 of the Plan, to designate such Award as a Performance Compensation Award.

(b) Eligibility. The Committee will, in its sole discretion, designate which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. Designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) to apply to the Company, and the Performance Formula. The Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d) Payment of Performance Compensation Awards.

(i)Employment Requirement. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

Limoneira Company	A-11	2022 Proxy Statement

(ii)Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that:

(A)the Performance Goals for such period are achieved; and

(B)the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(iii)Determination. Following the completion of a Performance Period, the Committee shall meet to review and determine whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and determine that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period.

(iv) Discretion. In determining the actual size of an individual Performance Share-Based Award for a Performance Period, the Committee may increase, reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period if, in its sole discretion, such increase, reduction or elimination is appropriate.

(v)Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the determinations by this Section 11; provided that in no event shall any Award granted for a Performance Period be paid later than March 15th of the calendar year immediately following the end of such Performance Period.

(vi)Maximum Award Payable. As provided in Section 4(a) and Section 4(b) hereof, the maximum Awards payable in Shares to any one Participant under the Plan is limited; or, in the event Awards are paid in cash, the amount is limited to the equivalent cash value on the last day of the Performance Period to which such Award relates. Furthermore, any Award that has been deferred (other than Options and Stock Appreciation Rights that cannot be deferred under Section 409A) shall not increase (between the date as of which the Award is deferred and the payment date):

(A)with respect to the Award that is payable in cash, by a measuring factor for each Fiscal Year greater than a reasonable rate of interest set by the Committee prior to the applicable Fiscal Year; or

(B)with respect to an Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

Section 12. Amendment and Termination.

(a) Amendments to the Plan; Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time without stockholder approval; provided that if an amendment to the Plan that:

(i)would materially increase the benefits accruing to Participants under the Plan;

(ii)would materially increase the number of securities which may be issued under the Plan;

(iii)would materially modify the requirements for participation in the Plan; or

(iv)must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ, or, if the Shares are not traded on the NASDAQ, the principal national securities exchange upon which the Shares are traded or quoted;

such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided further, that any such amendment, alteration, suspension, discontinuance, or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder, or beneficiary. No amendment or other action by the Board shall terminate the Plan except, to the extent applicable, in accordance with Section 409A.

Limoneira Company	A-12	2022 Proxy Statement

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would impair the rights of any Participant, any holder, or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder, or beneficiary and provided further that no such actions shall accelerate the time and form of payment of an Award except as permitted in accordance with Section 409A.

(c) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 409A, the Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(d) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines, after consultation with its advisors, that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Repricing; Reloading. Subject to Section 409A, except in connection with a corporate transaction or event described in Section 4(d) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or cancel Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval. No Award Agreement may include provisions that “reload” Options or Stock Appreciation Rights upon exercise.

Section 13. Change of Control.

(a) To the extent outstanding Awards granted under this Plan are not assumed, converted, or replaced by the resulting entity in the event of a Change of Control, all outstanding Options and Stock Appreciation Rights shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified Performance Goals with respect to outstanding Awards shall be deemed to be satisfied at target; provided that payment of Restricted and Performance Share-Based Awards or Performance Compensation Awards shall be made in accordance with Section 13(d). Notwithstanding the foregoing, the Committee may determine (i) that for each Option and Stock Appreciation Right the Participant shall receive a payment in cancellation thereof equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Shares in the Change of Control transaction and the exercise price of the applicable Option or Stock Appreciation Right, if such difference is positive; and (ii) for any Options and Stock Appreciation Rights with an exercise price that is higher than the per share consideration received by holders of Shares in connection with the Change of Control shall be cancelled for no additional consideration.

(b) To the extent outstanding Awards granted under this Plan are assumed, converted, or replaced by the resulting entity in the event of a Change of Control:

(i)any outstanding Awards that are subject to Performance Share-Based Goals shall be converted by the resulting entity as if target performance had been achieved as of the date of the Change of Control;

(ii)each Performance Share-Based Award or Performance Compensation Award with service requirements shall continue to vest with respect to such requirements during the remaining period set forth in the Award Agreement; and

(iii)all other Awards shall continue to vest (and/or the restrictions thereon shall continue to lapse) during the remaining periods set forth in the Award Agreement.

(c) To the extent outstanding Awards granted under this Plan are either assumed, converted, or replaced by the resulting entity in the event of a Change of Control, if a Participant’s employment or service is terminated without Cause by the Company or an Affiliate or a Participant terminates his employment or service with the Company or an Affiliate for Good Reason (if applicable), in either case, during the twelve-(12-) month period following a Change of Control, all outstanding Options and Stock Appreciation Rights held by the Participant shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.

Limoneira Company	A-13	2022 Proxy Statement

(d) Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of nonqualified deferred compensation that is subject to Section 409A to be made upon the occurrence of:

(i)a Change of Control, then such payment shall not be made unless such Change of Control also constitutes a “change in ownership,” “change in effective control,” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A; or

(ii)a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a Separation from Service.

Any payment that does not comply with the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change of Control or termination of employment or service, but disregarding any performance requirements and substituting the passage of time for any future service requirements and any Performance Periods. If a Change of Control constitutes a “change of control” within the meaning of Section 409A, payment shall be made in a lump sum within ten (10) business days following the Change of Control unless the Award Agreement specifies otherwise. If a termination following a Change of Control qualifies as a Separation from Service, distribution will be made in a lump sum within sixty (60) days following the Separation from Service date unless the Award Agreement specifies otherwise.

Section 14. General Provisions.

(a) Nontransferability.

(i)Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii)No Award may be sold, assigned, alienated, pledged, attached, or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer, or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.

(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, holders, or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c) Share Restrictions. Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates or cause its transfer agent to put a legend or legends on book-entry Shares to make appropriate reference to such restrictions.

(d) Withholding.

(i)A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due, or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment, or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii)Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six (6) months and acquired

Limoneira Company	A-14	2022 Proxy Statement

other than through an Incentive Stock Option) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability, subject to procedures established by the Committee or the Company before and after the Company’s adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718) dated March, 2016.

(e) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability, or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(f) Electronic Delivery and Acceptance. The Company may electronically deliver documents related to current or future participation in the Plan and may request Participants’ consent to participate by electronic means. Participants may consent to receive documents by electronic delivery and agree to participate in the Plan through the Company’s on-line system or any other on-line system or electronic means that the Company may decide, in its sole discretion, to use in the future.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in any applicable employment contract or agreement.

(i) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

(j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, applied without giving effect to its conflict of laws principles.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder, or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

Limoneira Company	A-15	2022 Proxy Statement

(n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o) Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A.

(p) Beneficiary Designations. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to, or exercised by, the Participant’s executor or legal representative.

(q) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 15. Compliance with Section 409A.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A, so that the early income inclusion and additional tax, penalty, and interest provisions do not apply to Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s Separation from Service, (i) the Participant shall be a Specified Employee and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) and that no exemption or exclusion shall apply, the payment of which is required to be delayed pursuant to the six-(6-) month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, with interest, on the earlier of the first business day of the seventh month following the Separation from Service date or within sixty (60) days following the date of death.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, if permitted under Section 409A, the Company shall amend this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 16. Term of the Plan.

(a) Effective Date. The Plan shall be effective as of the date of its approval by the Board (the “Effective Date”), subject to approval of the Plan by the stockholders of the Company, and, unless earlier terminated by the Board pursuant to Section 12, shall terminate on the ten (10) year anniversary of the Effective Date (the “Termination Date”).

(b) Awards Prior to Termination Date. No Awards will be made under this Plan after the Termination Date, but all Awards made on or prior to the Termination Date will continue in effect thereafter subject to the terms thereof and of this Plan.

* * *

HISTORY, TRADITION & TRUST

ONE WORLD OF CITRUS™

LIMONEIRA®

WORLD OF CITRUS™

SINCE 1893

LIMONEIRA COMPANY
1141 Cummings Road
Santa Paula, California 93060
(805) 525-5541
www.limoneira.com

LIMONEIRA® VOTE
SINCE 1893

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote "FOR ALL" for Proposal 1, and "FOR" Proposals 2, 3 and 4.

FOR ALL nominees listed below ☐ **WITHHOLD AUTHORITY to vote for all nominees listed below** ☐ **EXCEPTIONS** ☐ **CUMULATIVE VOTING ELECTIONS** ☐

Director Nominee Name	Number of Votes
01 - Amy Fukutomi	________ Votes FOR
02 - Gordon E. Kimball	________ Votes FOR
03 - Jesus "Chuy" Loza	________ Votes FOR
04 - Scott S. Slater	________ Votes FOR
Total Votes Cast:	

INSTRUCTIONS: **To withhold authority to vote for any individual nominee or nominees, mark the "EXCEPTIONS" box above and strike a line through the name(s) of the nominee(s).**

If you desire to allocate your votes to individual nominees on a cumulative basis, as explained in the accompanying Proxy Statement, mark the "CUMULATIVE VOTING ELECTIONS" box and indicate the number of votes that you would like to have cast FOR each nominee. The total of the votes cast on this proxy may not exceed the number of votes you are entitled to times four. For example, if you own 100 shares, you are entitled to cast 400 votes for director nominees. However, if you have cast your proxy for the other above choices, do not complete this table.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03K41K

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on March 22, 2022.
The Notice of the Annual Meeting of Stockholders, Proxy Statement and the Annual Report for the fiscal year ended October 31, 2021, are available at: **http://www.edocumentview.com/LMNR**

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — LIMONEIRA COMPANY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY ON MARCH 22, 2022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harold S. Edwards and Mark Palamountain, and each of them, as the attorneys, agents and proxies of the undersigned with full power of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of Limoneira Company to be held virtually on March 22, 2022, at 10:00 a.m., Pacific Time, and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS IN PROPOSAL 1, "FOR" THE ADVISORY APPROVAL OF THE EXECUTIVE COMPENSATION IN PROPOSAL 2, "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP IN PROPOSAL 3, AND "FOR" THE APPROVAL OF THE LIMONERIA COMPANY 2022 OMNIBUS INCENTIVE PLAN IN PROPOSAL 4. **THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR ALL" DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS IN PROPOSAL 1, "FOR" THE ADVISORY APPROVAL OF THE EXECUTIVE COMPENSATION IN PROPOSAL 2, "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP IN PROPOSAL 3, "FOR" THE APPROVAL OF THE LIMONEIRA COMPANY 2022 OMNIBUS INCENTIVE PLAN IN PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY OTHER ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS MADE, THE VOTING POWER GRANTED TO THE PROXIES INCLUDES THE POWER TO VOTE CUMULATIVELY IN THE ELECTION OF DIRECTORS IF DEEMED NECESSARY OR APPROPRIATE BY THE PROXIES.**

(Continued and to be marked, dated and signed, on the other side)